UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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HELEN OF TROY LIMITED

Clarendon House

2 Church Street

Hamilton, Bermuda

July 13, 2017

Dear Shareholders:

It is my pleasure to invite you to the 2017 Annual General Meeting of the Shareholders of Helen of Troy Limited. The meeting will be held at 1:00 p.m., Mountain Daylight Time, on Wednesday, August 23, 2017, at the Hotel Indigo El Paso, 325 N. Kansas Street, El Paso, Texas  79901. In addition to the business to be transacted at the meeting, members of management will present information about the Company’s operations and will be available to respond to your questions.

We encourage you to help us reduce printing and mailing costs and conserve natural resources by submitting your proxy with voting instructions via the Internet.  It is convenient and saves us significant postage and processing costs.  You may also submit your proxy via telephone or by mail if you received paper copies of the proxy materials.  Instructions regarding all three methods of voting are included in the Important Notice Regarding Internet Availability of Proxy Materials, the proxy card and the proxy statement.

At our meeting, we will vote on proposals (1) to elect the eight nominees to our Board of Directors, (2) to provide advisory approval of the Company’s executive compensation, (3) to provide advisory approval on the frequency of conducting the vote on executive compensation, (4) to appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, and (5) to transact such other business as may properly come before the meeting.  The accompanying Notice of Annual General Meeting of Shareholders and proxy statement contains information that you should consider when you vote your shares. For your convenience, you can appoint your proxy via touch-tone telephone or the internet at:

1-800-690-6903 or WWW.PROXYVOTE.COM

It is important that you vote your shares whether or not you plan to attend the meeting. Prior to the meeting, I encourage you to sign and return your proxy card, or appoint your proxy by telephone or on the Internet, so that your shares will be represented and voted at the meeting.  If you plan to attend the meeting and wish to vote in person, you may revoke your proxy and vote in person at that time. I look forward to seeing you at the meeting. On behalf of the management and directors of Helen of Troy Limited, I want to thank you for your continued support and confidence.

Sincerely,

/s/ Julien R. Mininberg
Julien R. Mininberg
Chief Executive Officer

HELEN OF TROY LIMITED

Clarendon House

2 Church Street

Hamilton, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 23, 2017

Notice is hereby given that the 2017 Annual General Meeting of the Shareholders (the “Annual Meeting”) of Helen of Troy Limited, a Bermuda company (the “Company”), will be held at the Hotel Indigo El Paso, 325 N. Kansas Street, El Paso, Texas  79901, on Wednesday, August 23, 2017, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

1.                                      To elect the eight nominees to our Board of Directors;

2.                                      To provide advisory approval of the Company’s executive compensation;

3.                                      To provide advisory approval on the frequency of conducting the vote on executive compensation;

4.                                      To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration; and

5.                                      To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 23, 2017. You are urged to read carefully the attached proxy statement for additional information concerning the matters to be considered at the Annual Meeting.

In accordance with Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our shareholders on the Internet, rather than by mail. We believe this e-proxy process expedites our shareholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. The proxy statement and the Company’s 2017 Annual Report to Shareholders and any other proxy materials are available on our hosted website at HTTP://MATERIALS.PROXYVOTE.COM/G4388N. For additional related information, please refer to the Important Notice Regarding Internet Availability of Proxy Materials in the enclosed proxy statement.  If you do not expect to be present in person at the Annual Meeting, please sign and return your proxy card, or appoint your proxy by telephone or on the Internet, so that your shares will be represented and voted at the meeting. For your convenience, you can appoint your proxy via touch-tone telephone or internet at:

1-800-690-6903 or WWW.PROXYVOTE.COM

You are cordially invited and encouraged to attend the Annual Meeting in person.

/s/ Vincent D. Carson
Vincent D. Carson
Chief Legal Officer and Secretary

El Paso, Texas

July 13, 2017

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE.  IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.  MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR PROXIES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY PHONE OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY.  IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO APPOINT YOUR PROXY ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT POSTAGE AND PROCESSING COSTS.

Page
Proxy Statement Summary	1
Solicitation of Proxies	4
Voting Securities and Record Date	5
Quorum; Voting	5
Attending the Annual Meeting	6
Proposal 1: Election of Directors	6
Corporate Governance	9
Board Leadership and the Board’s Role in Risk Oversight	10
Board Committees and Meetings	11
Shareholder Communications to the Board of Directors	13
Compensation Committee Interlocks and Insider Participation	13
Director Compensation	14
Security Ownership of Certain Beneficial Owners and Management	16
Executive Officers	17
Report of the Compensation Committee	17
Compensation Discussion and Analysis	18
Executive Compensation	40
Summary Compensation Table	40
All Other Compensation for Fiscal Year 2017	41
Grants of Plan-Based Awards in Fiscal Year 2017	42
Outstanding Equity Awards at Fiscal Year-End 2017	43
Option Exercises and Stock Vested During Fiscal Year 2017	44
Employment Contract for our Chief Executive Officer	44
Equity Compensation Plan Information	45
Potential Payments Upon Termination or Change in Control	47
Compensation Risks	52
Certain Relationships - Related Person Transactions	53
Audit Committee Matters	53
Audit and Other Fees For Services Provided by Our Independent Registered Public Accounting Firm	55
Proposal 2: Advisory Approval of the Company’s Executive Compensation	55
Proposal 3: Advisory Approval of Frequency of Conducting the Advisory Shareholder Vote on Executive Compensation	56
Proposal 4: Appointment of Auditor and Independent Registered Public Accounting Firm and Authorization of the Audit Committee of the Board of Directors to set the Auditor’s Remuneration	56
Shareholder Proposals	57
Section 16(a) Beneficial Ownership Reporting Compliance	57
Other Matters	57
Householding of Materials	57
Important Notice Regarding Internet Availability of Proxy Materials	58
How to Obtain Our Annual Report, Proxy Statement and Other Information about the Company	58
Annex A: Reconciliation of GAAP Diluted Earnings Per Share (EPS) to Adjusted Diluted EPS (non-GAAP)	A

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Proxy Statement Summary

Below are the highlights of important information you will find in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote.

Helen of Troy Fiscal Year 2017 Proxy Statement Highlights

HOW TO VOTE:

You can vote by any of the following methods:

•             Via the internet by going to WWW.PROXYVOTE.COM and following the instructions at that website.

•             Via touch-tone telephone at 1-800-690-6903.

•             If you received a proxy card or voting instruction in the mail, by completing, signing, dating and returning the enclosed proxy card in the accompanying envelope as soon as possible.

•             If you plan to attend the meeting and wish to vote in person, you may revoke your proxy and vote in person at that time.

ANNUAL MEETING INFORMATION:

Date and Time:	August 23, 2017 at 1:00 PM, Mountain Daylight Time

Record Date:	June 23, 2017

Location:	Hotel Indigo El Paso 325 N. Kansas Street El Paso, Texas 79901

VOTING MATTERS: Proposal	Voting Recommendation of the Board
• Elect the eight nominees to our Board of Directors	FOR
• Provide advisory approval of the Company’s executive compensation	FOR
• Provide advisory approval setting the frequency of future advisory votes on executive compensation at one year	FOR
• Appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration	FOR

BOARD NOMINEES:
Name	Age	Director Since	Independent Director	Compensation Committee	Audit Committee	Nominating Committee	Corporate Governance Committee
Julien R. Mininberg Chief Executive Officer	52	2014
Timothy F. Meeker Chairman	70	2004	✓	✓		Chair
Gary B. Abromovitz Deputy Chairman	74	1990	✓	✓	✓	✓	✓
Thurman K. Case	60	2017	✓		Chair
Krista Berry	52	2017	✓
Beryl B. Raff	66	2014	✓		✓
William F. Susetka	64	2009	✓	Chair		✓
Darren G. Woody	57	2004	✓	✓	✓	✓	Chair

PERFORMANCE HIGHLIGHTS: The following events summarize our performance highlights for fiscal year 2017:

•            We achieved cumulative total shareholder returns of 50 percent and 201 percent over the past three and five fiscal years, respectively, that exceeded our Compensation Peer Group (as described on page 21),  the NASDAQ Market Index (the “NASDAQ Market”) and the Dow Jones-U.S. Personal Products, Broad Market Cap, Yearly, and Total Return Index (the “Industry Group”).

• We achieved net revenue compound annual growth rates of 5.3 percent and 5.4 percent over the past three and five fiscal years, respectively.
• We achieved cash flow from operations compound annual growth rates of 14.1 percent and 17.1 percent over the past three and five fiscal years, respectively.
• We achieved diluted earnings per share compound annual growth rates of 23.7 percent and 7.7 percent over the past three and five fiscal years, respectively.
• We achieved adjusted diluted earnings per share compound annual growth rates of 14.4 percent and 10.1 percent over the past three and five fiscal years, respectively.

Adjusted diluted earnings per share may be considered a non-GAAP financial measure as set forth in SEC Regulation G, Rule 100. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP and an explanation of the reasons why the Company believes the non-GAAP financial information is useful and the nature and limitations of the non-GAAP financial measures.

CORPORATE  GOVERNANCE:

We are committed to a corporate governance approach that ensures mutually beneficial results for the Company and its shareholders. In pursuit of this approach, we have implemented the following policies:

•                  We maintain separate roles for Chairman and Chief Executive Officer.

•                  We require majority voting for all Directors.

•                  We require annual election for all Directors.

•                  Our Nominating Committee’s policy is to review director qualifications and skill sets in order to maintain a balance between refreshed and seasoned Directors with knowledge of the Company’s business. Consistent with that objective, our Board nominated two directors for election at the Annual General Meeting, Thurman Case and Krista Berry, who had not previously served on the Board prior to the end of fiscal year 2017.

•                  We maintain stock retention guidelines for both our directors and executive officers further aligning them with our shareholders.

•                  We require independent directors to meet in executive session without management present at every regular Board meeting and throughout the year as needed.

•                  The Board of Directors periodically evaluates the rotation of committee chairs.

EXECUTIVE COMPENSATION FEATURES:

Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests and includes other practices that we believe serve shareholder interests such as paying for performance and maintaining policies relating to clawbacks of incentive awards and prohibitions on hedging or pledging Company stock. Important features of our executive compensation program include the following:

Feature	Terms
Rigorous Performance Metrics	• Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	• Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Market Compensation Levels

•            Set the compensation of our named executive officers at what the Compensation Committee believes are market levels using, as a guideline, companies in a comparative peer group and/or other companies it believes are a source of talent, market surveys and other data.

HELEN OF TROY LIMITED

Clarendon House

2 Church Street

Hamilton, Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

August 23, 2017

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the “Company”) for use at its Annual General Meeting of Shareholders (the “Annual Meeting”) to be held in the Hotel Indigo El Paso, 325 N. Kansas Street, El Paso, Texas  79901 on Wednesday, August 23, 2017, at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting in person. The Notice of Internet Availability and the proxy materials are to be distributed to shareholders on or about July 13, 2017.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•                  FOR electing the eight nominees to the Board of Directors, as set forth in Proposal 1.

•                  FOR the advisory approval of the Company’s executive compensation, as set forth in Proposal 2.

•                  FOR the advisory approval setting the frequency of future advisory votes on executive compensation at one year, as set forth in Proposal 3.

•                  FOR the appointment of Grant Thornton LLP as the auditor and independent registered public accounting firm of the Company and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, as set forth in Proposal 4.

In addition, if other matters are properly presented for voting at the Annual Meeting or any adjournment thereof, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the Annual Meeting. To pass, each proposal included in this year’s proxy statement requires an affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting. To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Annual Meeting in person.

The Annual Report to Shareholders for the year ended February 28, 2017 (“fiscal year 2017”), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

The cost of solicitation of proxies will be borne by the Company.  In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone, facsimile, electronic mail, personal interview, and other methods of communication.

We will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common shares, par value $0.10 per share (the “Common Stock”), for which we will, upon request, reimburse the forwarding expense.

VOTING SECURITIES AND RECORD DATE

The close of business on June 23, 2017, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of June 23, 2017, there were 27,224,694 shares of Common Stock issued and outstanding, each entitled to one vote per share.

QUORUM; VOTING

Shareholders may hold their shares either as a “shareholder of record” or as a “street name” holder.  If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and this proxy statement is being sent directly to you by the Company. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee how to vote.

The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Proxies marked as “Withhold Authority” on the election of Directors will be treated as present at the Annual Meeting for purposes of determining the quorum.

Abstentions and broker non-votes are also counted for purposes of determining whether a quorum is present. “Broker non-votes” occur when shares held in street name by a broker or nominee are represented at the Annual Meeting, but such broker or nominee is not empowered to vote those shares on a particular proposal because the broker has not received voting instructions from the beneficial owner.

Under the rules that govern brokers who are voting with respect to shares held by them in a street name, if the broker has not been furnished with voting instructions by its client at least ten days before the meeting, those brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the appointment of  the auditor and related matters, submitted to the shareholders in Proposal 4. Non-routine matters include the election of Directors submitted to shareholders in Proposal 1 and the advisory approvals of the Company’s executive compensation and the frequency of conducting the advisory executive compensation vote submitted to shareholders in Proposals 2 and 3. As a result, with regard to Proposals 1 through 3, brokers have no discretion to vote shares where no voting instructions are received, and no vote will be cast if you do not vote on those proposals. We therefore urge you to vote on ALL voting items.

If a quorum is present, each nominee for Director receiving a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting in person or by proxy shall be elected.  The affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy shall also be the act of the shareholders with respect to Proposal 4. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to any of the proposals because abstentions and broker non-votes are not considered to be votes cast under the applicable laws of Bermuda.

The advisory vote on executive compensation is non-binding. Although the vote is non-binding, the Compensation Committee and the Board of Directors will review and carefully consider the outcome of the advisory vote to approve the Company’s executive compensation and those opinions when making future decisions regarding executive compensation programs. Notwithstanding the advisory nature of the vote, the resolution in Proposal 2 will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.

The advisory vote on the frequency of conducting the vote on executive compensation is also a non-binding vote, meaning that the Company will not be obligated to conduct the advisory vote to approve executive compensation with the frequency chosen by our shareholders at the Annual Meeting. Notwithstanding the advisory nature of the vote, the frequency option that receives the highest number of votes cast at the Annual Meeting will be considered approved. Although the vote is non-binding, the Compensation Committee and the Board of Directors will review and consider the voting results when making future decisions regarding how frequently we should conduct an advisory “say-on-pay” vote on the compensation of our named executive officers.

If within half an hour from the time appointed for the Annual Meeting a quorum is not present in person or by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

ATTENDING THE ANNUAL MEETING

A person is entitled to attend the Annual Meeting only if that person was a shareholder or joint shareholder as of the close of business on the record date or that person holds a valid proxy for the Annual Meeting. If you hold your shares in street name and desire to vote your shares at the Annual Meeting, you must provide a signed proxy directly from the holder of record giving you the right to vote the shares or a letter from the broker or nominee appointing you as their proxy. The proxy card enclosed with this proxy statement is not sufficient to satisfy this requirement. If you hold your shares in street name and desire to attend the Annual Meeting, you must also provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date or other similar evidence of ownership. If you are the shareholder of record or hold a valid proxy for the Annual Meeting, your name or the name of the person on whose behalf you are proxy must be verified against the Company’s list of shareholders of record on the record date prior to being admitted to and prior to voting at the Annual Meeting. All shareholders must, if requested by representatives of the Company, present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting and/or will not be permitted to vote, as applicable.

PROPOSAL 1: ELECTION OF DIRECTORS

The bye-laws of the Company state that the number of our Directors shall be established by the Board from time to time but shall not be less than two. The Company currently has eight members who serve on the Board of Directors. The Nominating Committee has nominated eight candidates for election to the Board of Directors. The eight persons named below are the nominees for election as Directors. Each nominee has consented to serve as a Director if elected. One of the eight candidates, Julien R. Mininberg, is the Company’s Chief Executive Officer. The Board of Directors has determined that the remaining seven candidates, Gary B. Abromovitz, Thurman K. Case, Krista Berry, Timothy F. Meeker, Beryl B. Raff, William F. Susetka, and Darren G. Woody are independent Directors as defined in the applicable listing standards for companies traded on the NASDAQ Stock Market LLC (“NASDAQ”). Therefore, the majority of persons nominated to serve on our Board of Directors are independent as so defined. Each Director elected shall serve as a Director until the next annual general meeting of shareholders or until his or her successor is elected or appointed.

Nominees for the Election of Directors

Set forth below are descriptions of the business experience of the nominees for election to our Board of Directors as well as their qualifications:

GARY B. ABROMOVITZ, age 74, has been a Director of the Company since 1990. He is Deputy Chairman of the Board and during his tenure has served as Chair of the Compensation, Nominating, Governance, and Audit Committees. He currently serves as a member of each of those Committees and chairs the executive sessions of the independent Directors. Mr. Abromovitz is a retired attorney and has acted as a consultant to several law firms in business related matters. He also has been active for more than thirty years in various real estate development and acquisition transactions.

Mr. Abromovitz provides the Board with a significant leadership role as Deputy Chairman and an in-depth knowledge of the history and operations of the Company providing the Board with a unique historical perspective and focus on long-term interests of the Company. He has strong regulatory knowledge with a deep understanding of corporate governance and compensation guidelines, as well as experience managing board affairs. Further, Mr. Abromovitz’s background and skill sets as an attorney and his practical business experience provides a necessary and valuable complement to the skills of other board members.

TIMOTHY F. MEEKER, age 70, has been a Director of the Company since 2004. In January 2014, Mr. Meeker was appointed as Chairman of the Board. Mr. Meeker is also Chairman of the Nominating Committee and serves as a member of the Compensation Committee. Since 2002, Mr. Meeker has served as President and principal in Meeker and Associates, a privately-held management consulting firm. Mr. Meeker served as Senior Vice President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002.  From 1989 to 1996, Mr. Meeker served as Vice President of Sales for Bristol-Myers’ Clairol Division.

Mr. Meeker has over thirty-nine years of experience in the consumer products industry resulting in extensive general management experience with responsibilities for sales, distribution, finance, human resources, customer service and facilities.  In addition, he has a valued perspective on operational matters that is an asset to the Board of Directors.  Mr. Meeker has served as a chairman of the National Association of Chain Drug Stores advisory committee, which allows him to bring an extensive understanding of retail mass market sales and marketing to our Board of Directors.

JULIEN R. MININBERG, age 52, has served as our Chief Executive Officer and a member of the Board since March 2014.  Prior to his appointment as CEO, Mr. Mininberg had served as the Chief Executive Officer of Kaz Inc. (“Kaz”), a wholly-owned subsidiary of the Company since December 2010. Kaz comprises the Health & Home segment of the Company, which is the Company’s largest and most global business segment. Mr. Mininberg joined Kaz in 2006 serving as Chief Marketing Officer and was appointed President in September 2007, where he served until he was appointed Chief Executive Officer of Kaz in September 2010. Before joining Kaz, Mr. Mininberg worked 15 years at The Procter & Gamble Company (“P&G”), where he spent an equal amount of time in the United States and Latin America serving in a variety of marketing and general management capacities. In the U.S., he worked in brand management, serving as Brand Manager in P&G’s Health Care division. He was promoted to Marketing Director in 1997 and transferred to Latin America,  where he served in the Fabric & Home Care division before being promoted to Country Manager for P&G’s Home Care business in Latin America. In 2003, he became Country Manager for Central America overseeing all P&G business in that region. Mr. Mininberg earned his Bachelor’s degree and a Masters of Business Administration from Yale University. He currently serves on the Board of Advisors for Yale School of Management and serves as Past President of its global Alumni Association Board of Directors.

Mr. Mininberg brings a 28-year track record of building market-leading multinational brands and organizations, a strategic mindset, operational expertise, and seasoned leadership skills. As our Chief Executive Officer, Mr. Mininberg provides essential oversight of the business and organization, and a link between management and the Board. Mr. Mininberg has extensive experience in global brand building, general management and leading multi-national organizations. He plays a key role in communication with shareholders and leading the Company’s acquisition activities. Additionally, he provides crucial insight to the Board on the Company’s strategic planning and operations.

BERYL B. RAFF, age 66, was elected to our Board of Directors in August 2014 and serves as a member of the Audit Committee. Ms. Raff also served as a member of the Compensation Committee from August 2014 through March 2017.  Since April 2009, Ms. Raff has served as Chairman and Chief Executive Officer at Helzberg Diamond Shops Inc., a jewelry retailer and a wholly owned subsidiary of Berkshire Hathaway Inc.  From 2005 through April 2009, she served as Executive Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney Company, Inc., a retailer of apparel and home furnishings.  From 2001 through 2005, Ms. Raff served as Senior Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney.  Prior to joining J.C. Penney, Beryl served in various leadership roles of Zale Corporation, a national retail jewelry chain, last serving as its Chairman and Chief Executive Officer. Ms. Raff served on the Board of Directors of Group 1 Automotive, Inc., an automotive retail operator, as a member of its Compensation Committee and Chairman of the Governance/Nomination Committee from 2007 to 2015. Since September 2014, Ms. Raff has served on the Board of Directors of The Michaels Stores, Inc., a national retail chain of arts and crafts specialty stores, and is a member of its Compensation Committee. In 2015, Ms. Raff also joined the board of Larry H. Miller Group, an auto dealership, sports and entertainment company, where she serves on the Compensation and Nomination & Governance committees.  Ms. Raff serves on the Advisory Board of Jewelers Circular Keystone, a trade publication and industry authority, the Board of the Jewelers Vigilance Committee, a non-profit organization focused on legal and regulatory issues facing the jewelry industry, and the Board of the American Gemological Society, a jewelry industry organization whose mission is consumer protection and integrity in the jewelry industry.  Ms. Raff has previously served as a Director of the NACD Heartland Chapter, a non-profit organization dedicated to excellence in board leadership. From 2001 through February 2011, Ms. Raff served on the Board of Directors, the Corporate Governance Committee and the Compensation Committee (which she chaired from 2008 to 2011) of Jo-Ann Stores, Inc., a national specialty retailer of craft, sewing and decorating products.  Ms. Raff graduated from Boston University with a Bachelor of Business Administration degree and from Drexel University with a Masters of Business Administration.

Ms. Raff is well known throughout the retail industry and brings to the Board of Directors her experience and perspective as an outstanding merchant and multi-store retail executive. The Board expects to benefit from Ms. Raff’s extensive knowledge of the retail industry and her valuable insight on how we can best serve our retail partners. Ms. Raff’s current and previous service on other boards also provides important perspectives on key corporate governance matters.

WILLIAM F. SUSETKA, age 64, has been a Director of the Company since 2009. In August 2014, Mr. Susetka was appointed as Chairman of the Compensation Committee. He also serves as a member of the Nominating Committee.  Mr. Susetka spent thirty years in marketing and senior management for Clairol, Inc. and Avon Products, Inc. From 1999 to 2001, Mr. Susetka was President of the Clairol U.S. Retail Division, with additional responsibility for worldwide research and development and manufacturing. From 2002 through 2005, Mr. Susetka was President of Global Marketing at Avon Products, Inc. where he led worldwide marketing, advertising and research and development and served on Avon’s Executive Committee. Prior to 1999, he held positions as President of the Clairol International Division and Vice President/General Manager for the Clairol Professional Products Division.  He served as a Board Member of the Cosmetics, Toiletry and Fragrance Association from 1999 to 2005 and as a member of the Avon Foundation Board from 2004 to 2005. From October 2005 to January 2006, Mr. Susetka was Chief Operating Officer of Nice Pak Products, Inc., a manufacturer of private labeled pre-moistened wipes and other antiseptic wipes. From 2007 through May 2009, he served as Chief Marketing Officer for the LPGA (Ladies Professional Golf Association). In September 2015, Mr. Susetka completed a six-year term on the LPGA Board of Directors.

Mr. Susetka provides a wealth of global consumer products industry knowledge and leadership experience to the Board of Directors.  Mr. Susetka is also instrumental in helping to monitor and adjust the strategic direction of the Company’s consumer product categories and provides valuable insight to senior management.

DARREN G. WOODY, age 57, has been a Director of the Company since 2004. Mr. Woody chairs the Corporate Governance Committee and also serves as a member of the Compensation, Audit and Nominating Committees. Mr. Woody is President and Chief Executive Officer of Jordan Foster Construction, LLC, a construction firm with offices in Austin, Dallas, El Paso, Houston, and San Antonio, Texas and field operations throughout the United States. The firm specializes in military, commercial, multi-family, and highway construction. He has served in this capacity since August of 2000. Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott, Davis and Woody P.C., where he specialized in real estate, business acquisitions and complex financing arrangements.

Mr. Woody brings a multi-disciplined perspective to our Board of Directors given his executive leadership and legal experience. This background enables him to provide oversight with regard to many of the Company’s legal matters, significant transactional negotiations and the management of challenging complex projects.

THURMAN K. CASE, age 60, was elected to our Board of Directors in January 2017 and serves as a member of the Audit Committee.  He was appointed as Chairman of the Audit Committee in March 2017.  Mr. Case has been the Chief Financial Officer of Cirrus Logic, Inc., a leader in high performance, low-power integrated circuits for audio and voice signal processing applications since 2007.  Prior to being appointed to his current position, Mr. Case served in various positions at Cirrus Logic, including as Vice President, Treasurer, Financial Planning and Analysis from 2004 to 2007, Vice President, Finance from 2002 to 2004, and as Director of Finance from 2000 to 2002.  Before his tenure at Cirrus Logic, Mr. Case served in a variety of financial leadership positions, including at Case Associates, Inc. and Public Service Company of New Mexico.  Mr. Case received a Bachelor of Economics degree and a Masters of Business Administration from New Mexico State University.

Mr. Case brings broad experience in business strategy, operations, accounting, information technology, auditing and SEC reporting matters.  In addition, his experience as a public company executive contributes to his knowledge of corporate governance and public company matters.

KRISTA BERRY, age 52, was elected to our Board of Directors in March 2017.  Ms. Berry most recently served as the Chief Digital Officer for the Kohl’s Corporation, an operator of over 1,160 department stores across the U.S. and a direct to consumer ecommerce business selling exclusive and national brand apparel, footwear, beauty, and home products from 2014 to 2016.  Ms. Berry also served in the role of Executive Vice President of Multi-Channel Commerce from 2012 to 2014.  Prior to her tenure at Kohl’s, Ms. Berry served as the General Manager of North American Direct to Consumer at Nike, Inc. from 2009 to 2011, and as the General Manager of North American Digital Commerce from 2007 to 2009.  Ms. Berry also held various management and leadership roles at Target Corporation from 1987 to 2007.

Ms. Berry brings valuable experience in developing omni-channel strategy and execution, direct to consumer ecommerce platforms and digital marketing plans.  She also brings a wealth of consumer insight from her experience at world-class retailers and direct-to-consumer businesses.

Directors Serving a Term Expiring at the 2017 Annual Meeting

JOHN B. BUTTERWORTH, age 65, has been a Director of the Company since 2002. Mr. Butterworth is a Certified Public Accountant and a shareholder in the public accounting firm of Butterworth & Macias, P.C. located in El Paso, Texas. Mr. Butterworth has thirty-eight years of certified public accounting experience and has been a member of the Company’s Audit Committee for the last fourteen years.

Mr. Butterworth is retiring from service on the Company’s Board effective as of the 2017 Annual Meeting. We thank Mr. Butterworth for his many years of exemplary service to the Company.

Vote Required for Approval and Recommendation

The receipt of a majority of the votes cast (the number of shares voted “for” a director nominee exceeding the number of votes cast “against” that nominee) at the Annual Meeting is required to elect each of the eight nominees for Director.  In the event that any of the Company’s nominees are unable to serve, proxies will be voted for the substitute nominee or nominees designated by our Board of Directors, or will be voted for fewer than eight nominees, as the Board may deem advisable in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE EIGHT NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance. Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters.

Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, Nominating Committee, and Corporate Governance Committee are available under the “Corporate Governance” heading of the investor relations page of our website at the following address: WWW.HOTUS.COM.

Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards.  The principal elements of these governance requirements as implemented by our Company are:

•                  affirmative determination by the Board of Directors that a majority of the Directors are independent;

•                  regularly scheduled executive sessions of independent Directors;

•                  Audit Committee, Nominating Committee and Compensation Committee comprised of independent Directors and having the purposes and charters described below under the separate committee headings; and

•                  specific Audit Committee responsibility, authority and procedures outlined in the charter of the Audit Committee.

Independence. The Board of Directors has determined that the following directors and nominees for election at the Annual Meeting are independent Directors as defined in the NASDAQ listing standards: Gary B. Abromovitz, Timothy F. Meeker, Beryl B. Raff, William F. Susetka, Darren G. Woody, Thurman Case and Krista Berry. Other than Julien R. Mininberg, the Company’s Chief Executive Officer, each member of the Board, including each person nominated to serve on our Company’s Board of Directors, is independent as so defined and each other person who served on the Board in fiscal year 2017 was independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these seven nominated Board members, if elected and appointed to the Audit Committee, Compensation Committee or Nominating Committee, or as discussed above, respectively, is:

•                  independent for purposes of membership on the Audit Committee under Rule 5605(c)(2) of the NASDAQ listing standards, that includes the independence requirements of Rule 5605(a)(2) and additional independence requirements under SEC Rule 10A-3(b);

•                  independent under the NASDAQ listing standards for purposes of membership on the Nominating Committee; and

•                  independent under the NASDAQ listing standards for purposes of membership on the Compensation Committee, as a “non-employee director” under SEC Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

BOARD LEADERSHIP AND THE BOARD’S ROLE IN RISK OVERSIGHT

Separation of Chairman and Chief Executive Officer Roles.

The Board has separated the roles of the Chairman and the Chief Executive Officer in order to further diversify and strengthen its leadership structure. The Board separated these roles in recognition of the differences between the two roles and the value to our Company of having the distinct and different perspectives and experiences of a separate Chairman and Chief Executive Officer. Our Chief Executive Officer is responsible for the day-to-day management and supervision of the business and affairs of our Company (such as reviewing performance and allocating resources as the Company’s chief operating decision maker) and for ensuring that the directives of the Board are carried into effect. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our shareholders, and providing advice and counsel to the Chief Executive Officer and our Company’s other officers regarding our business and operations, as well as focusing on oversight and governance matters.

By separating the roles of Chief Executive Officer and Chairman, our Chief Executive Officer is able to focus his time and energy on managing the Company’s complex daily operations, while our Chairman can devote his time and attention to addressing matters relating to the responsibilities of our Board. Our Chief Executive Officer and Chairman have an excellent working relationship, and, with more than thirty-eight years of experience in the consumer products industry, our Chairman is well positioned to provide our Chief Executive Officer with guidance, advice, and counsel regarding our Company’s business, operations and strategy. Moreover, we believe that having a separate Chairman focused on oversight and governance matters allows the Board to more effectively perform its risk oversight role as described below. In connection with the Board’s self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that the Board is functioning effectively.  For the foregoing reasons, we believe that our separate Chief Executive Officer/Chairman structure is the most appropriate and effective leadership structure for our Company and our shareholders.

Deputy Chairman

The Deputy Chairman’s authority and responsibilities include presiding at all meetings of the Board when the Chairman is not present, presiding over all executive sessions of the independent Directors and interacting with committee Chairs to efficiently address Board issues for presentation at Board meetings. The Deputy Chairman also consults with the Chairman regarding Board agendas and outreach to shareholders.

Executive Sessions

Independent Directors regularly meet without management present. In regard to executive sessions, any independent Director has the authority to call meetings of independent Directors.

The Board’s Role in Risk Oversight

The Company’s management is responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, strategy, liquidity and credit, financial reporting and public disclosure, operations, and governance. The Board oversees management’s policies and procedures in addressing these and other risks.  Additionally, each of the Board’s four committees (the Audit Committee, Compensation Committee, Nominating Committee, and Corporate Governance Committee) monitor and report to the Board those risks that fall within the scope of such committee’s area of oversight responsibility. For example, the full Board directly oversees strategic risks. The Nominating Committee directly oversees risk management relating to Director nomination and independence. The Corporate Governance Committee directly oversees risk management regarding corporate governance. The Compensation Committee directly oversees risk management relating to employee compensation, including any risks of compensation programs encouraging excessive risk-taking. Finally, the Audit Committee directly oversees risk management relating to financial reporting, public disclosure and legal and regulatory compliance.  The Audit Committee is also responsible for assessing the steps management has taken to monitor and control these risks and exposures and discussing guidelines and policies with respect to the Company’s risk assessment and risk management.

Management has identified risks, designated associated “risk owners” within the organization and receives appropriate reports from the various risk owners as conditions change. Management works with the Board to communicate risk factors to the Board and to enable the Board to understand the Company’s risk identification, risk management and risk mitigation measures relating to strategic matters. Additional review or reporting of risks is conducted by management as needed or when requested by the Board or a committee. Additionally, the Chairman and Deputy Chairman, working with the Audit Committee and the Corporate Governance Committee, assess corporate governance practices and risks. The Corporate Governance Committee periodically assesses the effectiveness of the Company’s corporate governance policies in light of the applicable listing standards and laws and reports their findings to the Board.

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has four committees: the Audit Committee, the Nominating Committee, the Corporate Governance Committee, and the Compensation Committee. The Independent Directors listed in the table below also meet in executive sessions without management present. The following table shows the composition of these committees as of February 28, 2017 and the number of meetings held during fiscal year 2017:

Director	Executive Sessions of Independent Directors	Compensation Committee	Audit Committee	Nominating Committee	Corporate Governance Committee
Gary B. Abromovitz	Chair	M	M	M	M
John B. Butterworth (1)	M		M
Thurman K. Case (2)	M		M
Alexander M. Davern (3)	M		Chair		M
Timothy F. Meeker	M	M		Chair
Beryl B. Raff (4)	M	M	M
William F. Susetka	M	Chair		M
Darren G. Woody (5)	M	M		M	Chair
Number of Meetings Held in Fiscal Year 2017	5	6	8	2	1

M = Member as of February 28, 2017

(1)          Retiring from service on the Board of Directors effective as of the Annual Meeting.

(2)          Joined the Board of Directors on January 1, 2017 and was appointed Chairman of the Audit Committee in March 2017.

(3)          Served on the Board of Directors for fiscal year 2017 and resigned as a director of the Company effective March 31, 2017.

(4)          Served as a member of the Compensation Committee until March 2017.

(5)          Appointed as a member of the Audit Committee in May 2017.

Audit Committee. Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee operates under a written charter that has been adopted by the Board of Directors. The primary purposes of this committee are to oversee, on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes and integrity of our Company’s financial statements, (2) the audits of our Company’s financial statements and the appointment, compensation, qualifications, independence, and performance of our independent registered public accounting firm, (3) our compliance with legal and regulatory requirements, and (4) the staffing and ongoing operation of our internal audit function. The Audit Committee meets periodically with our Chief Financial Officer and other appropriate officers in the discharge of its duties. The Audit Committee also reviews the content and enforcement of the Company’s Code of Ethics, consults with legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements.

The Board of Directors has determined that each of the members of the Audit Committee is independent as previously described. In addition, the Board of Directors determined that Darren G. Woody and Thurman K. Case both qualify as an “audit committee financial expert” (as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated by the SEC) and that Alexander M. Davern qualified as an “audit committee financial expert” while serving as a Director of the Company. Additionally, the Board of Directors determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee. The Compensation Committee operates under a written charter that has been adopted by the Board of Directors. The primary purposes of the committee are to (1) evaluate and approve the corporate goals and objectives set by the Chief Executive Officer (the “CEO”), (2) evaluate the CEO’s performance in light of those goals and objectives, (3) make recommendations to the Board of Directors with respect to non-CEO compensation, incentive  compensation  plans and equity-based plans, (4) oversee the administration of our incentive compensation plans and equity-based plans, and (5) produce an annual report on executive compensation for inclusion in the Company’s proxy statement. The Board of Directors has determined that the members of this committee are independent as previously described. In addition to formal meetings, the committee also conducted numerous informal telephonic discussions and consulted its legal advisors throughout the year. The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. The Compensation Committee engaged Frederic W. Cook & Company (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with its compensation decisions for our named executive officers for fiscal year 2017. The Compensation Committee has determined that FW Cook had no conflicts of interest relating to its engagement by the Compensation Committee.

Nominating Committee. The Nominating Committee operates under a written charter that has been adopted by the Board of Directors. The primary purposes of the Nominating committee are to (1) recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual general meeting of shareholders and to fill vacancies on the Board of Directors, and (2) implement the Board’s criteria for selecting new Directors. The Nominating Committee also oversees the evaluation of the Board members and seeks to annually review Director qualifications and skill sets with the goal of maintaining fresh perspectives on the Board and complementing the skill sets of the other Board members. The Nominating Committee receives recommendations from its members, other members of the Board of Directors, outside advisors, and consultants for candidates to be considered for the Board. The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill or add committee positions.

The Nominating Committee’s current process for identifying and evaluating nominees for Director positions consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise and knowledge of our Company. The Nominating Committee looks for a number of personal attributes in selecting candidates as specified in the Company’s Corporate Governance Guidelines including: sound reputation and ethical conduct; business and professional activities that are complementary to those of the Company; the availability of time and a willingness to carry out their duties and responsibilities effectively; an active awareness of changes in the social, political and economic landscape; an absence of any conflicts of interest; a level of health that allows for attendance and active contribution to most Board and committee meetings; limited service on other boards; and a commitment to contribute to the Company’s overall performance, placing it above personal interests. The Nominating Committee does not have a diversity policy regarding its selection criteria for determining Director nominees. However, as specified in the Company’s Corporate Governance Guidelines, the Nominating Committee makes efforts to maintain members on the Board who have substantial and direct experience in areas of importance to the Company. Additionally, the Nominating Committee seeks independent Directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  The Nominating Committee considers all attributes, business diversity, professional qualifications, and experience of all candidates the committee believes will benefit the Company and increase shareholder value, without regard to gender, race or ethnic background. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.

The Nominating Committee will consider candidates recommended by shareholders. A shareholder desiring to nominate a candidate for election to the Board at the Annual Meeting must provide timely written notice in proper form to the Secretary of the Company, Clarendon House, 2 Church Street, Hamilton, Bermuda in accordance with our bye-laws. To be in proper form, the notice of a Director nomination should be accompanied by supporting materials required by our bye-laws, including, among other things, written consent of the proposed candidate to serve as a Director if nominated and elected, information about the proposed nominee for Director, information about the shareholder submitting the nomination, and information about any other shareholders or beneficial owners known to support the nomination. The Nominating Committee may request that the shareholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate. Additionally, any candidate recommended by shareholders must meet the general requirements outlined in the Company’s bye-laws. Any shareholder recommendation will be considered for nomination as a Director at the sole discretion of the Nominating Committee. Neither the Board of Directors nor the Nominating Committee is required to include any shareholder nominee recommendation as a proposal in the proxy statement and proxy card mailed to shareholders. Our Company did not receive any such Director nominee recommendations for the Annual Meeting.

In addition, Section 79 of the Companies Act 1981 provides that (i) any number of shareholders representing not less than 5 percent of the total voting power of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of a requisition and compliance with Section 79, we will, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of the proposed  resolution. To be timely, the requisition requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by requisition deposited at our registered office not less than one week prior to the annual general meeting of shareholders.

Corporate Governance Committee.  The primary purposes of the Corporate Governance Committee are to (1) develop, assess and recommend to the Board our corporate governance policies, and (2) evaluate, develop and recommend to the Board succession plans for all of the Company’s senior management. The Corporate Governance Committee works with the Compensation Committee to develop and recommend succession plans to the Board of Directors.

Meetings of Board of Directors and its Committees. The Board of Directors held five regularly scheduled meetings and one other meeting (which was telephonic) during fiscal year 2017.  Each Board member attended at least 75 percent of the meetings of our Board of Directors and the committee meetings for which they were members.  Our policy regarding Director attendance at annual general meetings of shareholders is that we encourage and expect, but do not require, the members of the Board of Directors to attend annual general meetings. Last year, all of our Directors attended the annual general meeting of shareholders.

Committee Rotation. The Board will consider the rotation of committee assignments and of committee chairs at such intervals as the Board determines on the recommendation of the Corporate Governance Committee. Consideration of rotation will seek to balance the benefits derived from continuity and experience, on the one hand, and the benefits derived from gaining fresh perspectives and enhancing Directors’ understanding of different aspects of the Company’s business and enabling functions. The Board did not rotate any committee chairs in fiscal year 2017.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any record or beneficial owner of our shares of Common Stock who has concerns about accounting, internal accounting controls or auditing matters relating to our Company may contact the Audit Committee directly. Any record or beneficial owner of our Common Stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee.  The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company. If particular communications are directed to the full Board, independent Directors as a group, or individual Directors, the Audit Committee will route these communications to the appropriate Directors or committees so long as the intended recipients are clearly stated.

Communications intended to be anonymous may be made by calling our national hotline service at 844-317-9054 or online at WWW.HOTUS.ETHICSPOINT.COM. If calling, please identify yourself as a shareholder of our Company intending to communicate with the Audit Committee. This third party service undertakes to forward the communications to the Audit Committee if so requested and clearly stated. You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy, 1 Helen of Troy Plaza, El Paso, Texas, 79912, USA, Attention: Chairman of the Audit Committee.  Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

Communications from employees or agents of our Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2017, none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company, and no executive officer of the Company served on the Compensation Committee (or equivalent), or the Board of Directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

DIRECTOR COMPENSATION

The following table summarizes the total compensation earned by all non-employee Directors during fiscal year 2017:

Director Compensation for Fiscal Year 2017
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Total ($)
Gary B. Abromovitz	120,000	100,000	220,000
John B. Butterworth	100,000	100,000	200,000
Thurman K. Case (1)	16,667	-	16,667
Alexander M. Davern (2)	115,000	100,000	215,000
Timothy F. Meeker	206,250	100,000	306,250
Beryl B. Raff	100,000	100,000	200,000
William F. Susetka	115,000	100,000	215,000
Darren G. Woody	105,000	100,000	205,000

(1)           Joined the Board of Directors on January 1, 2017.

(2)          Served on the Board of Directors for fiscal year 2017 and resigned as a director of the Company effective March 31, 2017.

(3)          The amounts in this column are based on the grant date fair values of $95.92, $103.46, $90.31 and $84.30 per share on March 1, June 1, September 1, and December 1, 2016, respectively, computed in accordance with FASB ASC Topic 718. Each of the restricted stock awards vested on the grant date. With respect to stock awards, approximately 30 percent of the value of the grant is settled with cash in order for the Directors to satisfy any tax liabilities associated with the grant.  Further information regarding the awards is included in “Non-Employee Director Equity Compensation Plan” below.

During the fiscal year ended February 28, 2017, Julien R. Mininberg, our Chief Executive Officer, was our only Director who was also an employee of the Company. He did not receive any remuneration for his service as a member of the Board of Directors. Under our compensation guidelines, Board members received annual compensation for their services in the form of a cash retainer equal to $100,000 and Common Stock valued at $100,000. The grants of Common Stock are made in quarterly equal value installments on the first business day of each fiscal quarter based on fair market value of the Common Stock as of the close of business of the grant date. Under the compensation guidelines as previously adopted, the Chairman of the Board of Directors was to receive an additional $90,000 annually in cash compensation, and his compensation was paid at this rate for the first quarter of fiscal year 2017. In August 2016, the Board of Directors voted to increase the annual cash compensation of the Chairman of the Board of Directors to $105,000 annually, and his compensation was paid at this rate for the remaining three quarters of fiscal year 2017.  The Chairman of the Board of Directors also received an additional $5,000 annually as the Chairperson of the Nominating Committee, as further described below. The Deputy Chairman received an additional $20,000 annually in cash compensation, and the Chairperson of each committee of the Board of Directors received the following annual cash compensation:

Audit Committee	$15,000
Compensation Committee	$15,000
Nominating Committee	$5,000
Governance Committee	$5,000

No other meeting attendance or committee fees are paid.

In fiscal year 2017, the following cash compensation was paid to our non-employee Directors.

Directors Fees Earned or Paid in Cash for Fiscal Year 2017

Name	Board Retainers ($) (1)		Chairman And Deputy Chairman Fees ($)		Committee Chair Fees ($)		Total ($)

Gary B. Abromovitz	100,000		20,000	(3)	-		120,000
John B. Butterworth	100,000		-		-		100,000
Thurman K. Case	16,667	(2)	-		-		16,667
Alexander M. Davern	100,000		-		15,000	(5)	115,000
Timothy F. Meeker	100,000		101,250	(4)	5,000	(6)	206,250
Beryl B. Raff	100,000		-		-		100,000
William F. Susetka	100,000		-		15,000	(7)	115,000
Darren G. Woody	100,000		-		5,000	(8)	105,000

(1)          All non-employee Directors received a quarterly cash retainer $25,000.

(2)          Mr. Case received a quarterly cash retainer of $25,000 for his service in the fourth quarter of fiscal year 2017, pro-rated from the effective date of his election to the Board.

(3)          For his services as Deputy Chairman, Mr. Abromovitz received quarterly cash fees of $5,000.

(4)          For his services as Chairman of the Board, Mr. Meeker received a quarterly cash fee of $22,500 for the first quarter of fiscal year 2017 and quarterly cash fees of $26,250 for all remaining fiscal quarters.

(5)          For his services as Chairman of the Audit Committee, Mr. Davern received quarterly cash fees of $3,750.

(6)          For his services as Chairman of the Nominating Committee, Mr. Meeker received quarterly cash fees of $1,250.

(7)          For his services as Chairman of the Compensation Committee, Mr. Susetka received quarterly cash fees of $3,750.

(8)          For his services as Chairman of the Corporate Governance Committee, Mr. Woody received quarterly cash fees of $1,250.

Director Stock Ownership and Compensation Guidelines

The Compensation Committee and the Board of Directors believe that Directors should own and hold Common Stock to further align their interests and actions with the interests of the Company’s shareholders. In June 2014, the Board of Directors adopted revised stock ownership and compensation guidelines for the Directors, which replaced previous guidelines. These revised guidelines took effect after the 2014 annual general meeting and require that Directors hold shares of the Common Stock equal in value to at least twice the annual cash retainer for Directors. These revised guidelines require a higher ownership threshold than under the previously effective guidelines. The revised guidelines provide that equity awards to non-employee Directors vest when granted. Because the effectiveness of the revised guidelines took effect concurrent with the increases in the Director annual cash retainers, the Directors were given five years from the date of the increase to acquire any additional shares needed to comply with the revised guidelines. The Compensation Committee will review stock ownership levels on the first trading day of the calendar year based on the fair market value of the shares on such date.

The Board of Directors also believes that compensation arrangements should be flexible enough to allow the Directors to receive a balanced mix of equity and cash keeping in mind the Board’s guidelines for achieving and maintaining stock ownership. In this respect, the Board of Directors will seek to target Director average compensation at a mix of approximately 50 percent cash and 50 percent equity, not including any cash chair fees paid to the chairpersons of the Board committees. Each Director receives approximately 30 percent of the value of the stock grant award in cash in order to pay any tax liabilities associated with the grant.

Non-Employee Director Equity Compensation Plan

At the 2008 annual general meeting of shareholders, the Company’s shareholders approved the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan (the “2008 Director Plan”). The purpose of the 2008 Director Plan is to (1) aid the Company in attracting, securing, and retaining Directors of outstanding ability and (2) motivate such persons to exert their best efforts on behalf of the Company by providing incentives through the granting of awards under the plan. Only non-employee Directors of the Company are eligible to participate in the 2008 Director Plan.  Because Julien Mininberg is an employee of the Company, he is not eligible to participate in the 2008 Director Plan.

The 2008 Director Plan is administered by the Compensation Committee of the Board of Directors. The 2008 Director Plan permits grants of restricted stock, restricted stock units and other stock-based awards to the Company’s non-employee Directors. The vesting criteria and other terms and conditions of restricted stock, restricted stock units and other stock-based awards will be determined by the Compensation Committee. Shares which are subject to awards that terminate, expire, are cancelled, exchanged, forfeited, lapse, or settled for cash may be utilized again with respect to awards granted under the 2008 Director Plan. As of May 15, 2017, 80,249 shares of restricted stock have been granted under the plan and 94,751 shares of Common Stock remain available for future issue (subject to adjustment in certain circumstances). The plan will expire by its terms on August 19, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 15, 2017, the beneficial ownership of the Common Stock of the Directors, nominees for Directors and the executive officers of the Company; the Directors, nominees for Director and executive officers of the Company as a group; and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned		Percent *

Julien R. Mininberg	50,021		**
Vincent D. Carson	39,802	(1)	**
Brian L. Grass	27,493	(1)	**
John B. Butterworth	7,443		**
Gary B. Abromovitz	8,443		**
Timothy F. Meeker	9,793		**
William F. Susetka	6,793		**
Darren G. Wooody	3,593		**
Beryl B. Raff	2,313		**
Thurman K. Case	178		**
Krista Berry	-		**
All Directors, nominees for Directors and executive officers as a group (11 persons)	155,872	(1)	0.57%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	4,181,208	(2)	15.3%
Blackrock Inc. 55 East 52nd Street New York, New York 10055	2,744,848	(3)	10.09%
Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,191,233	(4)	8.05%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,671,290	(5)	6.14%

*                  Percent ownership is calculated using a base denominator of 27,207,100 shares of the Common Stock outstanding on May 15, 2017, adjusted in the case of Directors and executive officers, individually and as a group, for stock options exercisable within sixty days of May 15, 2017.

**            Ownership of less than one percent of the outstanding Common Stock.

(1)          Includes shares subject to stock options that are exercisable within sixty days of May 15, 2017 as follows:

Options (#)
Thomas J. Benson	-
Vincent D. Carson	29,750
Brian L. Grass	20,900
Total	50,650

(2)         Based on the Schedule 13G/A filed on February 14, 2017. According to the filing, FMR LLC currently has sole dispositive power for 4,181,208 shares, shared dispositive power for zero shares, sole voting power for 772,428 shares, and shared voting power for zero shares.

(3)         Based on the Schedule 13G/A filed on February 8, 2017. According to the filing, Blackrock, Inc. has sole dispositive power for 2,744,848 shares, shared dispositive power for zero shares, sole voting power for 2,686,040 shares, and shared voting power for zero shares.

(4)         Based on the Schedule 13G/A filed on February 13, 2017. According to the filing, Vanguard Group, Inc. currently has sole dispositive power for 2,134,147 shares, shared dispositive power for 57,086 shares, sole voting power for 55,385 shares, and shared voting power for 3,085 shares.

(5)         Based on the Schedule 13G/A filed on February 9, 2017. According to the filing, Dimensional Fund Advisors LP has sole dispositive power for 1,671,290 shares, shared dispositive power for zero shares, sole voting power for 1,637,859 shares, and shared voting power for zero shares.

EXECUTIVE OFFICERS

The executive officers of the Company are currently Julien R. Mininberg, Brian L. Grass and Vincent D. Carson. Mr. Mininberg also serves as a Director of the Company and stands for nomination at the Annual Meeting. His biography is included above under “Proposal 1: Election of Directors.”

BRIAN L. GRASS, age 47, joined the Company in 2006. In May 2014, Mr. Grass was appointed Chief Financial Officer of the Company. Prior to the appointment, he had served in the capacity of the Company’s Assistant Chief Financial Officer. Prior to joining the Company, Mr. Grass spent seven years in public accounting at KPMG LLP and six years in various financial leadership roles at Tenet Healthcare Corporation, a healthcare services company.

VINCENT D. CARSON, age 57, joined the Company in November 2001. In May 2014, Mr. Carson was appointed Chief Legal Officer and Secretary of the Company. Prior to the appointment, he had served in the capacity of Vice President, General Counsel and Secretary from November 2001 to September 2010. From September 2010 to April 30, 2014, he served as Senior Vice President, General Counsel, and Secretary of the Company. Prior to joining the Company, Mr. Carson had a 16 year legal career in private practice in El Paso, Texas.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended February 28, 2017 to be included in the proxy statement for the Annual Meeting filed pursuant to Section 14(a) of the Exchange Act.  Based on its review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement on Schedule 14A for the Company’s Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2017.

Members of the Compensation Committee:

William F. Susetka, Chairman

Gary B. Abromovitz

Timothy F. Meeker

Darren G. Woody

This Report of the Compensation Committee is not “soliciting material,” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE OFFICERS

Julien R. Mininberg
Chief Executive Officer

Brian L. Grass
Chief Financial Officer

Vincent D. Carson
Chief Legal Officer and Secretary

Thomas J. Benson
Former Chief Operations Officer

This section of the proxy statement explains how the Compensation Committee oversees our executive compensation programs and discusses the compensation earned by our named executive officers below, as presented in the tables under “Executive Compensation.” Under applicable SEC rules, our “named executive officers” for fiscal year 2017 include Mr. Benson, our former Chief Operations Officer. We sometimes refer to Messrs. Grass, Carson and Benson as “other named executive officers.”

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation program for fiscal year 2017. During fiscal year 2017, the Compensation Committee was responsible for approving executive compensation and overseeing the administration of our incentive plans and employee benefit plans.

Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests and includes other practices that we believe serve shareholder interests such as paying for performance and maintaining policies relating to clawbacks of incentive awards and prohibitions on hedging or pledging Company stock. Important features of our fiscal year 2017 executive compensation program include the following:

Feature	Terms
Rigorous Performance Metrics	• Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	• Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Market Compensation Levels

•      Set the compensation of our named executive officers at what the Compensation Committee believes are market levels using, as a guideline, companies in a comparative peer group and/or other companies it believes are a source of talent, market surveys and other data.

As we described in the Compensation Discussion and Analysis in our proxy statement for the 2016 annual general meeting, on January 7, 2016, we entered into an amended and restated employment agreement with our Chief Executive Officer that, among other matters, extended the term of his employment and modified certain of his compensation terms. This agreement became effective as of March 1, 2016, the first day of our fiscal year 2017. Pursuant to its terms, Mr. Mininberg’s original employment agreement was scheduled to expire on March 1, 2016. For further information, see “— Our Compensation Program for Our Chief Executive Officer — Amended and Restated Employment Agreement.”

At the 2016 annual general meeting, approximately 99 percent of votes present (excluding abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to our compensation policies. Following the end of each fiscal year, the Compensation Committee conducts a review of all components of the Company’s compensation program. In consideration of the results on the “Say-on-Pay” vote, the Compensation Committee acknowledged the support received from our shareholders and viewed the results as a confirmation of the Company’s executive compensation policies and decisions. Accordingly, with the exception of the amended and restated employment agreement of our Chief Executive Officer taking effect, we did not significantly change our compensation principles and objectives for our named executive officers in fiscal year 2017.

Fiscal Year 2017 Performance Overview

We were able to meet a number of objectives aimed to further our core initiatives to grow our business and increase shareholder value, including:

•                  cumulative total shareholder returns of 50 percent and 201 percent over the past three and five fiscal years, respectively, that exceed our Compensation Peer Group (as described below), the NASDAQ Market Index, and the Dow Jones-U.S. Personal Products, Broad Market Cap, Yearly, and Total Return Index (the “Industry Group”);

•                  net revenue compound annual growth rates of 5.3 percent and 5.4 percent over the past three and five fiscal years, respectively;

•                  cash flow from operations compound annual growth rates of 14.1 percent and 17.1 percent over the past three and five fiscal years, respectively;

•                  diluted earnings per share compound annual growth rates of 23.7 percent and 7.7 percent over the past three and five fiscal years, respectively; and

•                  adjusted diluted earnings per share compound annual growth rates of 14.4 percent and 10.1 percent over the past three and five fiscal years, respectively.

Adjusted diluted earnings per share may be considered a non-GAAP financial measure as set forth in SEC Regulation G, Rule 100. See Annex A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP and an explanation of the reasons why the Company believes the non-GAAP financial information is useful and the nature and limitations of the non-GAAP financial measures.

Elements of Executive Compensation

The Compensation Committee structured the fiscal year 2017 compensation of our named executive officers as follows:

Element	Type	Terms
Base Salary	Cash	• Fixed amount of compensation for performing day-to-day responsibilities. • Named executive officers are generally eligible for annual increases.
Annual Incentives and Bonuses	Cash

•                  Competitively-based annual incentive awards for achieving short-term financial goals (such as annual adjusted income and net sales targets) and other strategic objectives.  While no discretionary bonuses were awarded in fiscal year 2017, the Compensation Committee may award discretionary cash bonuses for exceptional performance and extraordinary efforts.

Performance Long-Term Incentives	Restricted Stock Units (RSUs)

•                  Performance RSUs vest at the end of a three-year performance period.

•                  Number of Performance RSUs earned by executive officers is based upon adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return performance metrics.

Time-Vested Long-Term Incentives	RSUs

•                  Time-Vested RSUs vest equally over a three-year period for our Chief Executive Officer and 50 percent at the end of the 2nd year and 50 percent at the end of the 3rd year for our other named executive officers.

Other	Perquisites	• Very limited perquisites.

Overview of Compensation Practices

Oversight of Our Executive Compensation Program

The Compensation Committee oversees the compensation of our named executive officers and is composed entirely of independent Directors as defined under the listing standards of NASDAQ. The Compensation Committee is responsible for evaluating the Chief Executive Officer’s performance in light of the goals and objectives of the Company. It also makes compensation recommendations with respect to our other executive officers, including approval of awards for incentive compensation and equity-based plans. The Compensation Committee and the Corporate Governance Committee also assist the Board of Directors in developing succession planning for our named executive officers.

The Role of Chief Executive Officer in Determining Executive Compensation

The Compensation Committee, working with the Chief Executive Officer, evaluates and approves all compensation regarding our other named executive officers. Our other named executive officers report directly to our Chief Executive Officer who supervises the day to day performance of those officers. Accordingly, the Chief Executive Officer establishes the criteria and any targets used to determine bonuses, including each other named executive officer’s individual performance and Company-based performance factors, and makes recommendations to the Compensation Committee regarding salaries, bonuses and equity awards for the other named executive officers. The Compensation Committee strongly considers the compensation recommendations and the performance evaluations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to other named executive officers’ compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board.  In deliberations or approvals regarding the compensation of the other named executive officers, the Compensation Committee may elect to invite the Chief Executive Officer to be present but not vote.  In any deliberations or approvals of the Compensation Committee regarding the Chief Executive Officer’s compensation, the Chief Executive Officer is not invited to be present.

Objectives of Our Compensation Program

Our compensation program is designed to attract, motivate and retain key employees and to align the long-term interests of the named executive officers with those of our shareholders. The philosophy that the Compensation Committee uses to set executive compensation levels and structures is based on the following principles:

•                  compensation for our named executive officers should be linked to performance;

•                  a higher percentage of compensation should be performance-based as an executive officer’s range of responsibility and ability to influence the Company’s results increase;

•                  compensation should be competitive in relation to the marketplace and in consideration of sources of talent; and

•                  outstanding achievement should be recognized.

In addition, we believe that our compensation programs for executive officers should be appropriately tailored to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to the Company.

Compensation Consultant and Other Advisers

The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. In connection with any such hiring, the Compensation Committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the Compensation Committee with data regarding compensation trends, assisting the Compensation Committee in the preparation of market surveys or tally sheets or otherwise helping it evaluate compensation decisions.

The Compensation Committee retained Frederic W. Cook & Company (“FW Cook”) as its independent compensation consultant to assist in the evaluation of the compensation packages of our Chief Executive Officer and the other named executive officers for fiscal year 2017.  FW Cook works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities, including establishing a peer group in order to assist the Compensation Committee in evaluating competitive pay practices relating to our Chief Executive Officer. FW Cook has not performed any other services for the Company nor undertaken any projects on behalf of management. The Compensation Committee has determined that FW Cook had no conflicts of interest relating to its engagement by the Compensation Committee.

Competitive Pay Position for our Chief Executive Officer

To assist the Compensation Committee in setting appropriate compensation for our Chief Executive Officer, it analyzed competitive market conditions drawing from third-party compensation surveys and publicly available executive compensation data.  The Compensation Committee also evaluated compensation trends and market practice in setting the compensation of our Chief Executive Officer.  Furthermore, the Compensation Committee used compensation data for similar positions in a peer group analysis as a guide to setting fiscal year 2017 compensation for our Chief Executive Officer. We believe that a peer group analysis permits the Compensation Committee to assess an appropriate total value and mix of pay for our Chief Executive Officer and to set the compensation of our Chief Executive Officer in a manner that is competitive in relation to the marketplace and in consideration of sources of talent.  Accordingly, the Compensation Committee engaged FW Cook to prepare a peer group list for the Compensation Committee to consider in determining the fiscal year 2017 total compensation of our Chief Executive Officer (the “Compensation Peer Group”).  The fiscal year 2017 Compensation Peer Group consists of the following 16 companies:

Lifetime Brands Inc.	Tempur Sealy International Inc.
Revlon Inc.	Coty Inc.
Vitamin Shoppe, Inc.	Elizabeth Arden Inc.
Lay-Z-Boy Incorporated	Prestige Brands Holdings, Inc.
Spectrum Brands Holdings Inc.	NACCO Industries Inc.
Church & Dwight Co. Inc.	Libbey Inc.
Tupperware Brands Corp.	Nu Skin Enterprises Inc.
Edgewell Personal Care Company	Energizer Holdings, Inc.

In compiling the Compensation Peer Group, the Compensation Committee considered management input and the input of its independent compensation consultant. The Compensation Peer Group includes a mix of companies identified as being within our peer group by proxy advisors or recommended by our compensation consultant or management. The organizations ultimately included in the Compensation Peer Group were chosen because they are a source of talent, are within the general industry of the Company and have comparable revenues, are competitors of the Company or have similar distribution channels as the Company. The Compensation Committee also screened companies included in the Compensation Peer Group with a focus on including those with revenues of one-third to three times the revenue of the Company. The Compensation Committee supplements this analysis with additional market information with respect to our Chief Executive Officer’s role with data on external opportunities potentially available to our Chief Executive Officer and companies it believes are a source of talent.

While the Compensation Committee used the peer group analysis, market data and compensation survey data as a guide to understand the range of compensation opportunities in setting fiscal year 2017 compensation for our Chief Executive Officer, it did not tie our Chief Executive Officer’s compensation to specific market percentiles. In addition, the actual total compensation and/or amount of each compensation element may be more or less than the targets because of factors like expertise, performance, and responsibilities.  In setting Mr. Mininberg’s compensation for fiscal year 2017, the Compensation Committee considered his extraordinary efforts and leadership as our Chief Executive Officer that have led to strong growth in the revenue, cash flow and market capital of the Company during his tenure. The Compensation Committee views Mr. Mininberg’s role as involving greater scope and complexity than similar positions at companies in the Compensation Peer Group and believes his performance would be above the median level of similar positions at companies in the Compensation Peer Group.  As such, the Compensation Committee considers his total compensation for fiscal year 2017 to be an appropriate total level and mix of pay in light of the competitive market for executive level talent that can provide innovative leadership and perform demanding roles leading large global organizations. The Compensation Committee believes the compensation program of the Company’s Chief Executive Officer is closely aligned with the interests of the shareholders and reflective of the marketplace.

Competitive Pay Positions for our Other Named Executive Officers

To assist the Compensation Committee in setting appropriate compensation levels for our other named executive officers, it analyzed competitive market conditions drawing from third-party compensation surveys and publicly available executive compensation data.  The Compensation Committee supplemented this analysis with additional market information related to each named executive officer’s role with data on external opportunities potentially available to our other named executive officers and companies it believes are a source of talent.  The Compensation Committee also evaluated compensation trends and market practice for the other named executive officers. While the Compensation Committee used the market data and compensation survey data as a guide in setting fiscal year 2017 compensation targets for these executive officers, it did not tie executive officer compensation to specific market percentiles.  In determining target compensation for our other named executive officers in fiscal year 2017, the Compensation Committee applied its independent judgment and considered the recommendations of the Chief Executive Officer and input from the market data, compensation survey data and compensation trends, as well as factors like expertise, performance and responsibilities.

Our Pay Practices and Corporate Governance

A summary of our current pay practices includes the following:

WHAT WE DO	WHAT WE DO NOT DO

Pay for Performance – We heavily link our executive compensation program to the Company’s operating performance and the Compensation Committee’s evaluation of individual performance. We ensure that a significant portion of our named executive officers’ compensation opportunities are performance-based. The amount of the payout to our named executive officers is contingent on the degree to which the Company achieves pre-established performance goals that the Compensation Committee has determined are aligned with the Company’s short- and long-term operating and financial objectives.

No Pledging of Common Stock – Our Insider Trading Policy prohibits Board members and our named executive officers from pledging Common Stock.  None of our Directors or executive officers has any existing pledging arrangements.

WHAT WE DO	WHAT WE DO NOT DO

Focused Incentive Goals — Our annual and long-term incentive program includes multiple and rigorous performance goals that are not duplicative between short- term and long-term incentive awards. Long-term awards are measured over a three-year period. By using different performance measures in our annual cash incentive program and our long-term stock incentive program, we mitigate the risk that our named executive officers would be motivated to pursue results with respect to one performance measure to the detriment of the Company as a whole.

No Use of Common Stock as Collateral for Margin Loans – Board members and our named executive officers are prohibited from using Common Stock as collateral for any margin loan.
Limitation of Employment Term for our Chief Executive Officer – Mr. Mininberg’s employment agreement has a termination date of February 28, 2019.

No Pension Plans or Special Retirement Programs for Executive Officers – We do not have a pension plan, and our named executive officers do not participate in any retirement programs not generally available to our employees.

Compensation Recoupment Policies – In order to discourage excessive risk-taking and misconduct on the part of the executive officers, each of our annual cash incentive plan and our principal equity compensation plan includes a clawback provision.

No Excessive Perquisites – We provide only a limited number of perquisites and supplemental benefits to attract talented executives to the Company and to retain our current executives.

Annual Shareholder “Say on Pay” – Because we value our shareholders’ input on our executive compensation programs, our Board has chosen to provide shareholders with the opportunity each year to vote to approve, on a non-binding, advisory basis, the compensation of the named executive officers in our proxy statement.

No Hedging – Board members and our named executive officers are prohibited from engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s Common Stock, which would eliminate or limit the risks and rewards of the Common Stock ownership.

Limitation on Employment Contracts – All of our named executive officers, other than our Chief Executive Officer, are employed on an at-will basis.  Each executive officer has post-termination and non-competition obligations with the Company pursuant to which the executive officer has agreed that he will not participate in a business that competes with us.

No Speculative Trading – Board members and our named executive officers are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or engaging in any other transaction that reflects speculation about the Common Stock price or that might place their financial interests against the financial interests of the Company.

Stock Ownership Guidelines – Our named executive officers are subject to certain stock ownership and holding requirements. The Chief Executive Officer is required to own Common Stock equal in value to at least three times annual salary, and each other executive officer is required to own Common Stock equal in value to at least one times annual salary.

No Unapproved Trading Plans – Board members and our named executive officers are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; further, no Board member or any executive officer may trade in our Common Stock without pre-approval.

Our Compensation Program for Our Chief Executive Officer

Mr. Mininberg has served as Chief Executive Officer of the Company since March 1, 2014 and was party to an employment agreement that became effective on that date (the “Original Employment Agreement”). On January 7, 2016, we entered into an amended and restated employment agreement with Mr. Mininberg, effective March 1, 2016 (the “Employment Agreement”). Mr. Mininberg sets the overall strategic vision for our Company, and oversees the senior management team and the Company’s growth and acquisition strategy.  While the Compensation Committee used the peer group analysis, market data and compensation survey data as a guide in setting fiscal year 2017 compensation for our Chief Executive Officer, we do not tie our Chief Executive Officer’s compensation to specific market percentiles. To assist the Compensation Committee in these efforts, it evaluated the compensation relative to organizations in the Compensation Peer Group. For more information, see “Overview of Compensation Practices – Competitive Pay Position for our Chief Executive Officer.”

Amended and Restated Employment Agreement of our Chief Executive Officer

Pursuant to its terms, Mr. Mininberg’s Original Employment Agreement was scheduled to expire on March 1, 2016. During his tenure as Chief Executive Officer, the Company has experienced tremendous growth in revenue, cash flow and market capital. Mr. Mininberg’s leadership and performance during this time has been integral to the Company’s success. As a result, the Board determined that it was in the best interests of the Company and its shareholders to extend the term of his employment agreement.  The Compensation Committee engaged the services of independent counsel and FW Cook, its independent compensation consultant, to negotiate a revised employment agreement with Mr. Mininberg. The Company entered into the Employment Agreement with Mr. Mininberg on January 7, 2016, which took effect on March 1, 2016, and extended the term of his employment through February 28, 2019. The Compensation Committee believes the revised compensation program of Mr. Mininberg remains closely aligned with the interests of the shareholders and reflective of the marketplace.

While many of the provisions of the Employment Agreement match that of Mr. Mininberg’s Original Employment Agreement, certain compensation provisions were amended. These changes include the following:

Element	Compensation Changes	Reasoning for Changes
Base Salary	Increased from $900,000 to $950,000.

The Compensation Committee elected to increase Mr. Mininberg’s base salary as a result of his demonstrated strong performance as our Chief Executive Officer, the Company’s strong financial performance during his time as Chief Executive Officer, and the leadership and direction he provides to our employees.

Annual Incentive Bonus

Target annual performance bonus at 200 percent of base salary, with the opportunity to earn up to $3,050,000 and a threshold achievement payout of 100 percent of his base salary. However, the Compensation Committee determines the performance goals and other terms for the annual performance bonus.

The Compensation Committee increased the maximum annual incentive bonus Mr. Mininberg is eligible to receive to correspond to the increase in his base salary.
Long-Term Incentives

Long-term performance bonus consists of both time-vesting RSUs (25 percent of the target bonus, vesting in equal installments over a three-year period) and Performance RSUs (75 percent of the target bonus), as opposed to solely consisting of Performance RSUs. However, the Compensation Committee determines the performance goals and other terms for the long-term performance bonus. Additionally, the Compensation Committee may increase or decrease the target, threshold or maximum performance levels for these awards.

Target long-term performance bonus at the lesser of $3,200,000 or the value of the limit of the shares of Common Stock that may be granted to a participant under the 2008 Stock Plan (the “Maximum Grant Amount”).

Target Performance RSU portion of the long-term performance bonus at the

The changes made to the Mr. Mininberg’s long-term incentives were made to reflect what the Compensation Committee believes is a competitive market element of compensation consistent with our goal to align Mr. Mininberg’s interests to building long-term shareholder value.

Element	Compensation Changes	Reasoning for Changes

difference of the Maximum Grant Amount less the fair market value of the time-vested RSU portion of the long-term performance bonus (with a threshold award of 50 percent and a maximum award of 200 percent of the target Performance RSUs granted under the 2008 Stock Plan).

Severance Benefits in the Event of Termination by Mr. Mininberg for Good Reason or by the Company other than for Cause (and not in Connection with a Change of Control)

Severance benefits of earned and vested incentive compensation plus the following (not to be less than $4,000,000 in the aggregate):

(1)  a cash payment of two times base salary at the time of termination;

(2)  a pro rata annual incentive bonus for the year in which the termination occurred based upon the actual performance of the Company at the end of the applicable performance period;

(3)  a pro rata portion of any outstanding Performance RSUs based upon the actual performance of the Company during the applicable performance periods; and

(4)  a pro rata portion of any installment of time-vesting RSUs that would have vested as of the anniversary of the grant date that immediately follows the date of termination; and

(5) certain health insurance benefits.

Generally, the new severance payments were in lieu of a $4,000,000 cash payment under the Original Employment Agreement.

The Compensation Committee believes the severance provisions of the Employment Agreement are a competitive compensation element in the current executive labor market and are more beneficial to the Company and its shareholders than conducting an individual negotiation with our Chief Executive Officer in the event of a termination of his employment.

Severance Benefits in the Event of Termination by Mr. Mininberg for Good Reason or by the Company other than for Cause (and in Connection with a Change of Control)

Severance benefits of earned and vested incentive compensation plus the following (not to be less than $4,000,000 in the aggregate):

(1)  a lump-sum cash payment of two times: (i) base salary at  the time of the change of control or the date of termination, whichever is higher, plus (ii) an amount equal to the target annual incentive under the 2011 Bonus Plan for the performance period in which his employment terminated;

(2)  the pro rata portion of the target annual incentive bonus for the year in which the termination occurred;

The Compensation Committee added the change of control severance benefits to provide incentive for our Chief Executive Officer to fully consider potential changes that are in the best interest of the Company and our shareholders, even if such changes would result in the executive’s termination.  The Company competes for executives in a highly competitive market in which companies routinely offer similar benefits to senior executives.  The Compensation Committee views these amounts as reasonable and appropriate for the Chief Executive Officer, who may not be in a position to obtain comparable employment following a change of control.

Element	Compensation Changes	Reasoning for Changes

(3)  accelerated vesting of all outstanding unvested, time-vesting RSUs as of the date of termination;

(4)  accelerated vesting at target of all outstanding, unearned, Performance RSUs as of the date of termination; and

(5)  certain health insurance benefits.

Accelerated Vesting in the Event of a Change of Control

In the event any outstanding equity awards issued pursuant to the 2008 Stock Plan are not assumed in connection with a change of control, such awards will vest immediately in accordance with the terms of the 2008 Stock Plan.

The Compensation Committee added this benefit to provide incentive for our Chief Executive Officer to fully consider potential changes that are in the best interest of the Company and our shareholders.

Modified Tax Gross-Up

In the event of any severance payment to Mr. Mininberg that constitutes “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to excise taxes imposed by Section 4999 of the Internal Revenue Code, a “best-of” calculation will be made comparing (1) the total benefit to Mr. Mininberg from the payments after consideration of the excise tax, to (2) the total benefit to Mr. Mininberg if the payments are reduced to the extent necessary to avoid being subject to the excise tax.  Mr. Mininberg will be entitled to the payments under the more favorable outcome, as calculated in the Company’s reasonable judgment.

The Compensation Committee believes this provision is a competitive compensation element in the current executive labor market.

Pay for Performance

Total compensation for the Chief Executive Officer varies with both individual performance and the Company’s performance in achieving financial and non-financial objectives.  The Chief Executive Officer’s compensation is designed to reward his contribution to the Company’s results and objectives.  Accordingly, in addition to considering a comparative peer group, market surveys and other external data, each year, the Compensation Committee reviews individual and Company performance of the Chief Executive Officer and makes corresponding adjustments to compensation.

The Compensation Committee also believes that performance-based compensation aligns our Chief Executive Officer’s interests with our annual corporate goals and that a substantial majority of his compensation should be performance-based considering the scope and level of his business responsibilities. For fiscal year 2017 and the remaining term of the Employment Agreement, Mr. Mininberg’s performance compensation was and will be based on a balanced mix of equity and cash awards. Under the Employment Agreement and related compensation programs, the Compensation Committee uses targeted, performance-based compensation goals for our Chief Executive Officer.  These targets are designed to incorporate performance criteria that promote our short-term and long-term business strategies, build long-term shareholder value and discourage excessive risk-taking.

For fiscal year 2017, approximately 84 percent of Mr. Mininberg’s total target compensation was tied to Company performance.

Elements of the Compensation Program for Our Chief Executive Officer

For fiscal year 2017, the principal components of compensation for our Chief Executive Officer were:

•                  base salary;

•                  performance-based incentive awards (annual and long-term);

•                  very limited perquisites; and

•                  post-termination benefits.

The Compensation Committee reviews total compensation for the Chief Executive Officer annually and evaluates his performance. Each year, the Compensation Committee also certifies that the amounts of any bonus payments under the 2011 Annual Incentive Plan (“2011 Bonus Plan”) have been accurately determined and that the performance targets approved by the shareholders, and any other material terms previously established by the Compensation Committee, were in fact satisfied.  The Compensation Committee believes that performance-based compensation should constitute a substantial portion of our Chief Executive Officer’s total compensation. As a result, the Compensation Committee anticipates that the Chief Executive Officer’s base salary will represent a small percentage of the Chief Executive Officer’s total compensation in any given fiscal year. Mr. Mininberg’s total compensation is primarily performance-based and tied directly to the success of the Company.  In addition, Mr. Mininberg’s performance-based compensation consists of a mix of cash and equity to provide an appropriate balance of incentives to achieve both the short-term and long-term goals of the Company.

Base Salary of Our Chief Executive Officer

We provide our named executive officers and other employees with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year.  The Employment Agreement sets Mr. Mininberg’s salary at $950,000 per year.  As a result of his demonstrated strong performance as our Chief Executive Officer, the Company’s strong financial performance during his time as Chief Executive Officer, and the leadership and direction he provides to our employees, the Compensation Committee increased Mr. Mininberg’s base salary from $900,000 to $950,000 per year for fiscal year 2017.

Performance-Based Incentive Awards for Our Chief Executive Officer

The Compensation Committee also designed Mr. Mininberg’s compensation package to include a balance of short-term incentive compensation awarded on an annual basis and long-term incentive compensation measured over a three-year performance period. Both short-term and long-term incentive compensation for Mr. Mininberg is based on multiple performance measures.

Annual Incentive Awards

The Compensation Committee believes that performance-based awards align our executives’ interests with our annual corporate goals and are important to the success of the Company.  Accordingly, Mr. Mininberg is entitled to receive an annual incentive bonus, subject to the achievement of specific performance conditions that are not duplicative of the performance conditions of his long-term incentive awards.  The Compensation Committee also based the annual incentive award on two performance measures, which are intended to measure identified short term goals of the Company.  Mr. Mininberg’s annual incentive compensation is not based on a set performance measure over the term of the Employment Agreement.  Accordingly, the Compensation Committee is able to reevaluate and establish the performance measures on an annual basis to reflect shareholder input and changes in market trends.

The fiscal year 2017 bonus opportunity was based on the achievement of adjusted income and net sales targets, with no annual incentive award to be paid if the threshold adjusted income target was not met. Adjusted income is calculated based on net income, without certain asset impairment charges related to assets acquired prior to March 1, 2014 (the date Mr. Mininberg assumed his current position with the Company), gains and losses from dispositions, acquisition related expenses, restructuring charges, litigation charges (including settlements of litigation, but excluding product liability litigation charges and settlements), non-market based currency devaluations, and chief executive officer succession costs. The Compensation Committee values both goals as important to the Company’s success. For fiscal year 2017, the Compensation Committee set the threshold, target and maximum adjusted income and net sales values at the following levels:

Performance Metric	Threshold	Target	Maximum
Adjusted Income	$123.3 million	$137.0 million	$146.6 million
Net Sales	$1,440.0 million	$1,600.0 million	$1,664.0 million

Depending upon the achievement of the above performance goals, for fiscal year 2017, Mr. Mininberg was eligible for a cash payout under the 2011 Bonus Plan targeted at $1,900,000, with a maximum payout of $3,050,000 and a threshold payout of 50 percent of the target amount. For adjusted income and net sales results that fall in between the threshold and the target and the target and maximum values, the payout percentage of the award is calculated as a percent of the target amount using a non-linear curve.

Eighty percent (80%) of the bonus opportunity was based on the achievement of the adjusted income performance measure and twenty percent (20%) of the bonus opportunity was based on the achievement of the net sales performance measure. The committee placed a higher weight on the adjusted income goal over the net sales goal because it believes that adjusted income is the most relevant and significant factor in measuring our performance.  Additionally, the emphasis on the adjusted income metric reflects the importance the Board places on achieving profitability through disciplined business expansion and expense management.  If the adjusted income threshold had not been achieved, because of the importance the Compensation Committee places on adjusted income, no bonus would have been earned or payable with respect to fiscal year 2017.  Additionally, Mr. Mininberg is not entitled to that portion of the bonus attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.

The adjusted income and net sales targets are subject to adjustment in the event that the Company or any of its subsidiaries consummates an acquisition of the stock or assets of another entity or business or divests any stock or assets of the Company or its subsidiaries. The Compensation Committee believes these adjustments properly modify performance results under the 2011 Bonus Plan to account for the impact of acquisitions and divestitures.

For fiscal year 2017, the Company’s adjusted income was $144,624,000, representing 105.6 percent of the target measure and resulting in a payout percentage relating to that target of 151.0 percent, and the Company’s net sales were $1,537,219,000, representing 96.1 percent of the target measure and resulting in a payout percentage relating to that target of 90.0 percent. As a result, the Compensation Committee determined Mr. Mininberg had earned a cash bonus of $2,637,200 under the 2011 Bonus Plan (a blended percentage of 138.8 percent of the target award).

Long-Term Incentive Awards

The Compensation Committee believes that executive compensation should be linked, in part, to building long-term shareholder value. This objective is met by providing long-term incentives in the form of equity-based awards, such as Performance RSUs. These grants make the performance of the Company’s Common Stock a targeted incentive.  The Compensation Committee established what it believes are rigorous performance goals that are not duplicative between short term and long-term incentive awards.  Additionally, the Compensation Committee established a three-year performance period for long-term incentive awards of our Chief Executive Officer.

As part of this objective, with respect to fiscal year 2017, Mr. Mininberg is eligible to receive a long-term incentive award for a three-year performance period ending February 28, 2019, pursuant to the Helen of Troy Amended and Restated 2008 Stock Plan (the “2008 Stock Plan”).  Pursuant to the Employment Agreement, (1) 25% of the target amount of the long-term incentive award is in the form of a grant of time-vested RSUs and (2) 75% of the target amount of the long-term incentive award is in the form of a grant of Performance RSUs. The time-vested RSUs will vest equally over a three-year period on March 1, 2017, March 1, 2018 and March 1, 2019.  This grant is targeted at 8,340 shares of Common Stock subject to time-vested RSUs (with a grant date fair value of $800,000). The fiscal year 2017 Performance RSU grant is targeted at 25,020 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $2,400,000), with the opportunity to earn up to 50,040 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $4,800,000) and a threshold achievement payout of 12,510 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $1,200,000). The fiscal year 2017 long-term incentive grant is based on the achievement of cumulative adjusted earnings per share (as described below), adjusted cash flow productivity (as described below) and relative total shareholder return targets. Fifty percent (50%) of the fiscal year 2017 long term incentive grant is based on the cumulative adjusted earnings per share performance measure, twenty-five percent (25%) of the fiscal year 2017 long term incentive grant is based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the fiscal year 2017 long term incentive grant is based on the achievement of the relative total shareholder return performance measure.  The comparison group for purposes of the relative total shareholder return measure is the Compensation Peer Group.

Adjusted diluted earnings per share is calculated by dividing adjusted income by the number of diluted shares outstanding for each fiscal year.  The cumulative adjusted earnings per share metric is calculated as the sum of adjusted diluted earnings per share for each year in the performance period.  The Compensation Committee used cumulative adjusted earnings per share because it believes it is viewed by our shareholders as an important reflection of the Company’s financial health and it measures how the Company is performing with respect to profitability and value creation.  Due to the importance of cumulative adjusted earnings per share to the Company’s shareholders over the long-term, the Compensation Committee elected to use the measure as the highest weighted metric in the determination of Mr. Mininberg’s long-term incentive award. The adjusted cash flow productivity metric is calculated by dividing (1) net cash provided by operating activities of the Company, less capital and intangible asset expenditures, plus pre-tax cash adjustments included in adjusted income, by (2) adjusted income. The Compensation Committee chose this metric because it measures how the Company’s operations are effectively using its investments to generate cash flow.  The metric also reflects the importance of cash flow as a means of assessing the fiscal soundness of the Company.  The Compensation Committee chose the relative total shareholder return metric because it provides a direct link between Mr. Mininberg’s compensation and shareholder results allowing his performance to be judged in comparison to peer group performance, while also allowing positive and negative adjustments for unexpected market conditions. Mr. Mininberg is not entitled to that portion of the award attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.

In fiscal year 2015, Mr. Mininberg received a long-term incentive award under the 2008 Stock Plan, with a three-year performance period that ended on February 28, 2017, targeted at 26,068 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $1,500,000), with the opportunity to earn up to 52,136 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $3,000,000) and a threshold achievement payout of 13,034 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $750,000).  Pursuant to the terms of the fiscal year 2015 award, the amount of the long-term incentive award paid is determined based on the achievement of adjusted earnings per share compound annual growth rate (based on earnings per share without asset impairment charges, restructuring charges, gain or loss on acquisitions or dispositions and chief executive officer succession costs), adjusted cash flow productivity (as described below) and relative total shareholder return targets. Fifty percent (50%) of the fiscal year 2015 Performance RSU grant was based on the achievement of the adjusted earnings per share compound annual growth rate performance measure, twenty-five percent (25%) of the fiscal year 2015 Performance RSU grant was based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the fiscal year 2015 Performance RSU grant is based on the achievement of the relative total shareholder return performance measure.

In May 2017, the Compensation Committee certified the level of attainment of established performance goals for the fiscal year 2015 Performance RSU award.  For the three fiscal years ending February 28, 2017, our adjusted earnings per share compound annual growth rate was 14.7 percent, representing 183.8 percent of the target measure and resulting in a payout percentage relating to that target of 200.0 percent.  Additionally, our adjusted cash flow productivity over the three-year period was 136.8 percent, representing 171.0 percent of the target measure and resulting in a payout percentage relating to that target of 200.0 percent.  Finally, our relative total shareholder return over the three-year period was above the 75th percentile of the comparative peer group, representing 150.8 percent of the target measure and resulting in payout percentage relating to that target of 200.0 percent.  As a result, the Compensation Committee determined Mr. Mininberg had earned 52,136 shares of Common Stock subject to Performance RSUs with respect to the fiscal year 2015 Performance RSU grant under the 2008 Stock Plan (a blended percentage of 200.0 percent of the target award), the maximum award payable for the three-year performance period ending February 28, 2017.

Limited Perquisites and Other Personal Benefits Provided to Our Chief Executive Officer

Mr. Mininberg is entitled to participate in various benefit plans available to all employees of the Company, such as a 401(k) plan (including matching contributions), group medical, group life and group dental insurance, as well as vacation and paid holidays. In addition, the Company pays or reimburses Mr. Mininberg for reasonable travel and other expenses incurred by him in performing his obligations.

Potential Post-Termination Benefits for our Chief Executive Officer

The Employment Agreement provides for certain payments and benefits upon Mr. Mininberg’s termination of employment, as described below:

•

Death or Disability.  If Mr. Mininberg’s employment is terminated by reason of death or disability, then he (or his estate) would be entitled receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination, (2)  any unpaid incentive payment earned by Mr. Mininberg with respect to any award under the 2011 Bonus Plan or the 2008 Stock Plan prior to the effective date of termination, (3) pro rata incentive compensation for the year in which his death or disability occurred, as the Compensation Committee, in its reasonable discretion, determines he likely would have received for the performance period during which his employment was terminated, and (4) any death or disability benefits under the life insurance and disability programs of the Company and its subsidiaries to which he is entitled.

•

Termination by Company For Cause or by Mr. Mininberg Other Than For Good Reason.  If Mr. Mininberg’s employment is terminated for cause by the Company or other than for good reason by Mr. Mininberg, then he would be entitled to receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination and (2) any unpaid incentive payment earned by Mr. Mininberg and vested with respect to any award under the 2011 Bonus Plan or the 2008 Stock Plan prior to the effective date of termination.

•

Termination by Mr. Mininberg For Good Reason or by Company Other Than For Cause (and Not in Connection with a Change of Control).  If Mr. Mininberg’s employment is terminated by Mr. Mininberg for good reason or by the Company other than for cause and not in connection with a change of control of the Company, then he would be entitled to receive: (1) any portion of unpaid base salary or other benefit earned and vested but not yet paid to him as of the date of termination, (2) a cash payment of two times Mr. Mininberg’s base salary at the time of termination, in 24 equal installments, (3) a pro rata bonus under the 2011 Bonus Plan for the year in which the termination occurred based upon the actual performance of the Company, (4) a pro rata portion of any outstanding Performance RSUs granted under the 2008 Stock Plan based upon the actual performance of the Company during the applicable performance periods; (5) a pro rata portion of any installment of time-vested RSUs that would have vested as of the anniversary of the grant date that immediately follows the date of termination, (6) an additional cash payment, if applicable, to achieve an aggregate payment amount or value equal to $4,000,000, to the extent the aggregate amount or value of the payments upon such termination is less than $4,000,000, and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.  All payments and benefits due to Mr. Mininberg, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

•

Termination by Mr. Mininberg For Good Reason or by Company Other Than For Cause (and in Connection with a Change of Control).  If Mr. Mininberg’s employment is terminated by Mr. Mininberg for good reason or by the Company other than for cause and in connection with a change of control, then he would be entitled to receive: (1) any portion of unpaid base salary or other benefit earned and vested but not yet paid to him as of the date of termination, (2) a lump sum cash payment equal to two times: (i) Mr. Mininberg’s then-applicable base salary at the time of the change of control or the date of termination of employment, whichever is higher, plus (ii) an amount equal to the target annual incentive under the 2011 Bonus Plan for the performance period in which his employment terminated, (3) the pro rata portion of the target annual incentive bonus under the 2011 Bonus Plan for the year in which the termination occurred, (4) accelerated vesting of all unvested, time-vested RSUs issued pursuant to the 2008 Stock Plan as of the date of termination, (5) accelerated vesting at target of all outstanding, unearned, Performance RSUs issued pursuant to the 2008 Stock Plan as of the date of termination, (6) an additional cash payment, if applicable, to achieve an aggregate payment amount or value equal to $4,000,000, to the extent the aggregate amount or value of the payments upon such termination is less than $4,000,000, and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months. In the event of any severance payment to Mr. Mininberg that constitutes “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to excise taxes imposed by Section 4999 of the Internal Revenue Code, a “best-of” calculation will be made comparing (a) the total benefit to Mr. Mininberg from the payments after consideration of the excise tax, to (b) the total benefit to Mr. Mininberg if the payments are reduced to the extent necessary to avoid being subject to the excise tax.  Mr. Mininberg would be entitled to the payments equal to the more favorable outcome, as calculated in the Company’s reasonable judgment. All payments and benefits due to Mr. Mininberg, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

Additionally, in the event any outstanding equity awards issued to Mr. Mininberg pursuant to the 2008 Stock Plan are not assumed in connection with a change of control, such awards will vest immediately in accordance with the terms of the 2008 Stock Plan. The Compensation Committee believes the severance provisions of the Employment Agreement are a competitive compensation element in the executive labor market at the time the Employment Agreement was negotiated and are more beneficial to the Company and its shareholders than conducting an individual negotiation with our Chief Executive Officer in the event of a termination of his employment. The Compensation Committee believes the change of control severance benefits provide incentive for our Chief Executive Officer to fully consider potential changes that are in the best interest of the Company and our shareholders, even if such changes would result in the executive’s termination.  As noted above, the Employment Agreement limits the potential severance payable to our Chief Executive Officer over the term of the Employment Agreement for the termination events described in the preceding paragraph.

The Company’s Compensation Program for our Other Named Executive Officers

Our other named executive officers for fiscal year 2017 are Mr. Grass, Chief Financial Officer, Mr. Carson, Chief Legal Officer and Secretary, and Mr. Benson, our former Chief Operations Officer. Mr. Benson stepped down as our Chief Operations Officer on August 18, 2016. None of these named executive officers is party to an employment agreement.  As a result, their compensation is reviewed and determined by the Compensation Committee on an annual basis. The Compensation Committee may also review an executive officer’s compensation if that executive officer is promoted or experiences a change in responsibilities.

Our other named executive officers report directly to our Chief Executive Officer who supervises the day to day performance of those officers. Our Chief Executive Officer annually reviews our executive compensation program (other than for himself) and makes compensation recommendations to the Compensation Committee with respect to the other named executive officers, among others. The Compensation Committee strongly considers the recommendations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are approved by the Board.  Additionally, for fiscal year 2017, the Compensation Committee evaluated compensation trends and market practice for the other named executive officers. The Compensation Committee also used compensation survey data as a guide to help set fiscal year 2017 compensation targets for the other named executive officers. For further information, see “Overview of Compensation Practices – Competitive Pay Positions for our Named Executive Officers.”

Pay for Performance

Total compensation for each other named executive officer varies with both individual performance and the Company’s performance in achieving financial and non-financial objectives.  Each other named executive officer’s compensation is designed to reward his contribution to the Company’s results and objectives.  Accordingly, in addition to considering Chief Executive Officer recommendations, market surveys and other external data, each year, the Compensation Committee reviews individual and Company performance and makes corresponding adjustments to compensation.

The Compensation Committee believes that a significant portion of compensation to our named executive officers should be “at risk” based on the financial performance of the Company and the individual performance of the executive. The Compensation Committee also believes that the performance compensation should promote both a near- and long-term outlook.  As a result, each of the other named executive officers is eligible to earn a performance-based cash annual incentive award and a mix of long-term performance-based and time-vested RSU incentive awards, similar to the compensation structure of our Chief Executive Officer. Multiple performance criteria have been established for both annual performance awards (based on adjusted income and net sales targets) and long-term performance awards (based on cumulative adjusted earnings per share, adjusted cash flow productivity and relative total shareholder return targets). For fiscal year 2017, approximately 64 percent of the total compensation for both Messrs. Grass and Carson, was tied to performance. For additional information regarding these awards, see “– Annual Incentive Awards for our Other Named Executive Officers” and “– Long-Term Incentive Awards for our Other Named Executive Officers.”

For fiscal year 2017, approximately 61 percent of the total target compensation of Mr. Benson was tied to performance. In connection with his departure from the Company, Mr. Benson received certain severance payments in fiscal year 2017. For additional information regarding these severance payments, see “– Potential Post-Termination and Change of Control Benefits for our Other Named Executive Officers – Post-Termination Benefits for our Former Chief Operations Officer.”

Elements of Our Compensation Program for Our Other Named Executive Officers

The principal components of compensation for our other named executive officers in fiscal year 2017 were:

•                  Base salary;

•                  Annual performance-based incentive bonuses;

•                  Long-term equity compensation; and

•                  Other personal benefits.

For fiscal year 2017, Messrs. Grass, Carson and Benson were each eligible to earn a performance-based cash annual incentive award and a mix of performance-based and time-vested long-term incentive awards in the form of equity, similar to the compensation structure of our Chief Executive Officer.  Additionally, the Company’s policy is to provide severance arrangements for the other named executive officers.  We expect to enter into written severance agreements with our other named executive officers. In connection with his departure from the Company, Mr. Benson received certain severance payments in fiscal year 2017.  For additional information regarding the severance policy and these severance payments, see “– Potential Post-Termination and Change of Control Benefits for our Other Named Executive Officers. The Compensation Committee used compensation survey data as a guide to setting fiscal year 2017 compensation targets for these executive officers.

Base Salary of Our Other Named Executive Officers

The Company provides our other named executive officers with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year.  In setting or increasing base salaries, the Compensation Committee strongly considers the recommendations made by our Chief Executive Officer.  In addition, the committee considers each executive’s job responsibilities, qualifications, experience, performance history and length of service with the Company and comparable salaries paid by our competitors.  The Compensation Committee may, in its discretion, change the base salary of other named executive officers based on that named executive officer’s performance.

For fiscal year 2017, the Compensation Committee, upon the recommendation of our Chief Executive Officer, approved the following increases in base salary:

Named Executive Officer	Base Salary Increase
Brian L. Grass	$60,000
Vincent D. Carson	$13,500

The Compensation Committee approved the increase in Mr. Grass’ base salary because it believes his compensation was below market levels and in recognition of his performance in fiscal year 2016 and his increased experience as our Chief Financial Officer. The Compensation Committee determined to increase Mr. Carson’s base salary due to his strong performance and in consideration of Mr. Carson’s role in human resources and his increased responsibilities during fiscal year 2017 working with our investor relations department. For both Messrs. Grass and Carson, the Compensation Committee strongly considered the recommendation of the Chief Executive Officer in determining to increase their base salaries. The Compensation Committee also reviewed market data and trends in evaluating the increases in their base salaries.  Prior to his resignation from the Company, the annual base salary of Mr. Benson for fiscal year 2017 was $600,000 and did not change during the year.  The Compensation Committee believes the compensation program of our other named executive officers is closely aligned with the interests of the shareholders and reflective of the marketplace.

Annual Incentive Awards for Our Other Named Executive Officers

Our other named executive officers are eligible to earn a cash annual incentive award. These awards are intended to align our executives’ interests with our annual corporate goals. After considering the recommendations of the Chief Executive Officer, for fiscal year 2017, the Compensation Committee established multiple performance criteria for the cash annual incentive award of each other named executive officer.

The fiscal year 2017 bonus opportunity was based on the achievement of adjusted income and net sales targets, with no annual incentive award to be paid if the threshold adjusted income was not met. The Compensation Committee values both goals as important to the Company’s success. For fiscal year 2017, the Compensation Committee set the threshold, target and maximum adjusted income and net sales values at the following levels:

Performance Metric	Threshold	Target	Maximum
Adjusted Income	$123.3 million	$137.0 million	$150.7 million
Net Sales	$1,440.0 million	$1,600.0 million	$1,680.0 million

The annual incentive threshold, target and maximum award for each of Messrs. Grass, Benson, and Carson are based upon a percentage of such respective executive officer’s base salary as follows:

Name	Threshold	Target	Maximum
B. Grass	32.5%	65%	130%
V. Carson	32.5%	65%	130%
T. Benson	37.5%	75%	150%

For adjusted income and net sales results that fall between the threshold and the target and the target and maximum values, the payout percentage of the award of each other named executive officer is calculated as a percent of the target amount using a non-linear curve.

Eighty percent (80%) of the annual incentive award is based on the achievement of the adjusted income performance measure and twenty percent (20%) is based on the achievement of the net sales performance measure.  If the adjusted income threshold had not been achieved, because of the importance the Compensation Committee places on adjusted income, no bonus would have been earned or payable with respect to fiscal year 2017. Additionally, none of our other named executive officers is entitled to that portion of the bonus attributed to any performance measure if the threshold amount associated with such performance measure is not achieved. For a discussion concerning the Compensation Committee’s decisions relating to the establishment of these performance measures, see “– Our Fiscal Year 2017 Compensation Program for our Chief Executive Officer – Performance-Based Incentive Awards for our Chief Executive Officer – Annual Incentive Awards.” The adjusted income and net sales targets are subject to adjustment in the event that the Company or any of its subsidiaries consummates an acquisition of the stock or assets of another entity or business or divests any stock or assets of the Company or its subsidiaries. The Compensation Committee believes these adjustments properly modify performance results under the 2011 Bonus Plan to account for the impact of acquisitions and divestitures.

For fiscal year 2017, the Company’s adjusted income was $144,624,000, representing 105.6 percent of the target measure and resulting in a payout percentage relating to that target of 151.0 percent, and the Company’s net sales were $1,537,219,000, representing 96.1 percent of the target measure and resulting in a payout percentage relating to that target of 90.0 percent. As a result, the Compensation Committee approved an annual incentive award payout for each of Messrs. Grass and Carson of $378,890 and $415,125, respectively. These awards represent a blended payout percentage of 138.8 percent of the target award of each such other named executive officer. In connection with his departure from the Company, Mr. Benson received certain severance payments. These severance payments include the pro rata portion of his annual incentive award for fiscal year 2017 based on the actual performance of the Company during fiscal year 2017. As a result, the Compensation Committee approved a pro rata annual incentive award payout to Mr. Benson of $340,532.

Long-Term Incentive Awards for Our Other Named Executive Officers

Our Chief Financial Officer and Chief Legal Officer

The Company’s shareholders have approved the 2008 Stock Plan, which the Company uses to grant equity awards to its named executive officers and to key employees.  Equity-based compensation and ownership give these individuals a continuing stake in the long-term success of the Company, and the delayed vesting of stock options and RSUs helps to encourage retention.  The Compensation Committee and the Board of Directors believe that the executive officers and key employees of the Company should be rewarded for earnings performance that may result from their efforts and that this should be accomplished, in part, by awarding equity compensation to these individuals, which increases their stake in the Company’s long-term success and further aligns their interests with those of shareholders.  For more information regarding the Company’s long-term equity compensation, see “Executive Compensation – Equity Compensation Plan Information.”

After considering the recommendations of the Chief Executive Officer, the Compensation Committee also established multiple performance criteria for the long-term incentive awards in the form of Performance RSUs for each other named executive officer. Fifty percent (50%) of the fiscal year 2017 Performance RSU awards are based on the achievement of the cumulative adjusted earnings per share performance measure, twenty-five percent (25%) of the fiscal year 2017 Performance RSU awards are based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the fiscal year 2017 Performance RSU awards are based on the achievement of the relative total shareholder return performance measure.  None of our other named executive officers is entitled to that portion of the award attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.  The values of the threshold, target and maximum award for each of Messrs. Grass and Carson’s Performance RSUs are as follows:

Name	Threshold	Target	Maximum
B. Grass	$187,500	$375,000	$750,000
V. Carson	$187,500	$375,000	$750,000

The Compensation Committee also granted time-vested RSUs that will vest fifty percent (50%) on February 28, 2018 and fifty percent (50%) on February 28, 2019.  The time-vested RSUs are targeted at $125,000 in grant date fair value for fiscal year 2017 for each of Messrs. Grass and Carson.

In fiscal year 2015, each of our other named executive officers received a long-term incentive award under the 2008 Stock Plan with a three-year performance period that ended on February 28, 2017 in the form of a grant of Performance RSUs.  Pursuant to the terms of the fiscal year 2015 award, the amount of the long-term incentive award paid is determined based on the achievement of adjusted earnings per share compound annual growth rate, adjusted cash flow productivity and relative total shareholder return targets. Fifty percent (50%) of the fiscal year 2015 Performance RSU grant was based on the achievement of the adjusted earnings per share compound annual growth rate performance measure, twenty-five percent (25%) of the fiscal year 2015 Performance RSU grant was based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the fiscal year 2015 Performance RSU grant is based on the achievement of the relative total shareholder return performance measure. The grant date fair values of the threshold, target and maximum award for each of Messrs. Grass and Carson’s 2015 Performance RSUs are as follows:

Name	Threshold	Target	Maximum
B. Grass	$105,000	$210,000	$420,000
V. Carson	$164,250	$328,500	$657,000

In May 2017, the Compensation Committee certified the level of attainment of established performance goals for the fiscal year 2015 Performance RSU award.  For the three fiscal years ending February 28, 2017, our adjusted earnings per share compound annual growth rate was 14.7 percent, representing 183.8 percent of the target measure and resulting in a payout percentage relating to that target of 200.0 percent.  Additionally, our adjusted cash flow productivity over the three-year period was 136.8 percent, representing 171.0 percent of the target measure and resulting in a payout percentage relating to that target of 200.0 percent.  Finally, our relative total shareholder return over the three-year period was above the 75th percentile of the comparative peer group, representing 150.8 percent of the target measure and resulting in payout percentage relating to that target of 200.0 percent.  As a result, the Compensation Committee determined that each of the named executive officers listed below had earned the maximum award payable with respect to the fiscal year 2015 Performance RSU grant (a blended percentage of 200.0 percent of the target award), as follows:

Name	Performance RSUs
B. Grass	7,298
V. Carson	11,418

Our Former Chief Operations Officer

In fiscal year 2017, the Compensation Committee granted to Mr. Benson time-vested RSUs targeted at $125,000 in grant date fair value that would have vested fifty percent (50%) on February 28, 2018 and fifty percent (50%) on February 28, 2019.  The Compensation Committee also granted to Mr. Benson a fiscal year 2017 Performance RSU award with a three-year performance period ending February 28, 2019, targeted at 3,909 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $375,000), with the opportunity to earn up to 7,818 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $750,000) and a threshold achievement payout of 1,955 shares of Common Stock subject to Performance RSUs (with a grant date fair value of  $187,500).  In connection with his departure from the Company, Mr. Benson received certain severance payments in the form of accelerated vesting of the pro rata portion of his long-term incentive awards under the 2008 Stock Plan. These severance payments include the pro rata acceleration of his time-vested RSUs through the date of his departure and of his Performance RSUs based upon the actual performance of the Company during the applicable performance periods.

In fiscal year 2015, the Compensation Committee granted Performance RSUs to Mr. Benson with a three-year performance period ending February 28, 2017, targeted at 6,518 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $375,000), with the opportunity to earn up to 13,036 shares of Common Stock subject to Performance RSUs (with a grant date fair value of $750,000) and a threshold achievement payout of 3,259 shares of Common Stock subject to Performance RSUs (with a grant date fair value of  $187,500).  As described above, in May 2017, the Compensation Committee certified the level of attainment of established performance measures for the fiscal year 2015 Performance RSU award for the three-year performance period ended February 28, 2017.  As a result, the Compensation Committee approved a pro rata long-term incentive award payout to Mr. Benson of 11,060 shares of Common Stock, representing the pro rata portion of the 2015 Performance RSUs earned through the date of his departure based on actual performance of the Company.

In connection with his departure from the Company, Mr. Benson received 2,265 shares of Common Stock representing the pro rata portion of his time-vested RSUs accelerated to the date of his departure.  The pro rata portion of the target amount of Mr. Benson’s remaining outstanding Performance RSU awards is 3,228 shares of Common Stock subject to Performance RSUs, which may vest at the completion of the relevant future performance periods ending on February 28, 2018 and 2019 based on the actual performance of the Company.  For more information regarding the performance criteria for the fiscal year 2017 Performance RSU award and the fiscal year 2015 Performance RSU award and the certification of achievement of established performance measures for the fiscal year 2015 Performance RSU award, see “—Long Term Incentive Awards for Our Current Other Named Executive Officers.” For additional information regarding these severance payments to our former Chief Operations Officer, see “– Potential Post-Termination and Change of Control Benefits for our Other Named Executive Officers – Post-Termination Benefits for our Former Chief Operations Officer.”

Other Benefits Provided for Our Other Named Executive Officers

We provide other benefits to the other named executive officers, such as participation in a 401(k) plan, including matching contributions, group medical, group life and group dental insurance, as well as vacation and paid holidays.  These benefits are available to all our employees, including each named executive officer, and we believe they are comparable to those provided at other companies.

Potential Post-Termination and Change of Control Benefits for our Other Named Executive Officers

Severance Arrangements

The Compensation Committee authorized the Company to provide severance arrangements for the other named executive officers, and the Company expects to enter into written severance agreements with the other named executive officers. Until formal severance agreements are entered into with our other named executive officers, the Company’s policy is to provide severance in accordance with the terms authorized by the Compensation Committee.  The severance agreements would include the following terms:

•                  For a termination by the Company without cause (not in connection with a change in control), the other named executive officer will receive (1) a lump sum cash payment in an amount set forth in his severance agreement or, in the case of other named executive officers not subject to Section 162(m) of the Code, a cash severance equal to his base salary plus his target annual incentive award for the year in which the termination occurred, as applicable, (2) the pro rata portion of his annual incentive award for the year in which the termination occurred based upon the actual performance of the Company during the performance period, (3) the pro rata portion of his outstanding performance-based long-term incentive awards based upon the actual performance of the Company during the applicable performance periods, (4) pro rata acceleration of all time-vested equity awards held by the other named executive officer that are not vested at the time of termination, and (5) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for him and his family for a maximum of 12 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months.

•                  For a termination in connection with a change in control (whether by the Company without cause or by the other named executive officer for good reason within 6 months prior to or 18 months after the change in control), the other named executive officer will receive (1) cash severance equal to 150 percent of both his base salary and his target annual incentive award for the year in which the termination occurred, (2) the pro rata portion of his target annual incentive award for the year in which the termination occurred, (3) acceleration of all time-vested equity awards held by the other named executive officer that are not vested at the time of termination, (4) acceleration of all unvested performance-based equity awards at target held by the named executive officer at the time of termination (5) a modified tax gross-up similar to that received by our Chief Executive Officer, and (6) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for him and his family for a maximum of 18 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.

The Compensation Committee believes these severance provisions are a competitive compensation element in the current executive labor market and are more beneficial to the Company and its shareholders than conducting an individual negotiation with each executive officer in the event of a termination of his employment.  Furthermore, the Compensation Committee believes the change of control severance benefits provide incentive for our other named executive officers to fully consider potential changes that are in the best interest of the Company and our shareholders, even if such changes would result in the executive’s termination.  The Company competes for executives in a highly competitive market in which companies routinely offer similar benefits to senior executives.  As a result, the Compensation Committee views these amounts as reasonable and appropriate for the other named executive officers.  In the event any other named executive officer is terminated, the payment of any cash severance would be at the discretion of the Company, based upon the facts and circumstances at that time.

For stock options granted to our other named executive officers prior to August 19, 2015, the date on which the 2008 Stock Plan (as amended and restated) was approved by our shareholders, any unvested options immediately vest upon a change of control of the Company (as defined under the plan) pursuant to the provisions of the Helen of Troy 2008 Stock Incentive Plan in effect prior to August 19, 2015 (the “Prior 2008 Stock Plan”). In addition, if an option holder’s employment with the Company is terminated due to his death or disability, to the extent the participant was entitled to exercise the option on the date of death or disability, the option may be exercised within one year after such termination. If an option holder’s employment is terminated voluntarily or with cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days under the Prior 2008 Stock Plan. Additionally, if an option holder’s employment is terminated without cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days. Beginning in fiscal year 2016, the Compensation Committee no longer plans to grant stock options to our other named executive officers.

Any unvested time-vested RSUs granted to our other named executive officers prior to August 19, 2015, would accelerate upon a change in control of the Company. Additionally, any unearned Performance RSUs granted to our other named executive officers prior to August 19, 2015 would vest pro rata based upon target performance and the number of days elapsed during the performance period at the time of the change in control. In the event of the death or disability or in the event of the termination of the employment for any reason following a change in control, each of the other named executive officers would receive the pro rata portion of his annual incentive award he would have received had he remained employed for the entire year in which his employment was terminated.

Any equity awards granted on or after August 19, 2015 to our other named executive officers would accelerate based on a “double trigger,” which means that the acceleration of those awards would generally occur if, during the employment period, the other named executive officer’s employment is involuntarily terminated by the Company other than for cause or by the other named executive officer for good reason, in each case, within a specified period following a change of control or if the equity award is not assumed or substituted in connection with the change of control.  For further information, see “Equity Compensation Plan Information.”

Post-Termination Benefits for our Former Chief Operations Officer

On August 18, 2016, Mr. Benson stepped down as the Chief Operations Officer of the Company.  In connection with Mr. Benson’s departure from the Company, he entered into a separation agreement with the Company (the “Separation Agreement”) pursuant to which he received (1) a cash payment in the amount of $600,000, payable in 24 semi-monthly installments, and a lump sum payment in the amount of $450,000, (2) the pro rata portion of his annual incentive award for fiscal year 2017 based on the actual performance of the Company during fiscal year 2017, which was equal to $340,532, (3) the pro rata portion of his fiscal year 2015 Performance RSUs based upon the actual performance of the Company during the performance period ended February 28, 2017, which was equal to 11,060 shares of Common Stock subject to Performance RSUs, (4) pro rata acceleration of his time-vested stock options and RSUs through the date of his departure, and (5) reimbursement of the cost associated with the continuation of health insurance benefits under COBRA for him and his family for a maximum of 12 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months.  The pro rata portion of the target amount of Mr. Benson’s remaining outstanding Performance RSU awards is 3,228 shares of Common Stock subject to Performance RSUs for the performance periods ending on February 28, 2018 and 2019, which may vest at the completion of the relevant future performance periods based on the actual performance of the Company. For additional information on these post-termination benefits, see “Executive Compensation – Potential Payments Upon Termination or Change in Control – Other Named Executive Officers.”  These severance payments reflect the Company’s severance policy as described above.  Despite having not entered into this severance arrangement prior to his departure, the Compensation Committee elected to provide Mr. Benson with these severance payments in consideration of his years of service to the Company, his cooperation and assistance in the orderly transition of his duties, and his release of claims against the Company.

Stock Ownership Guidelines

Beginning in May 2014, our named executive officers became subject to stock ownership and holding requirements. Our Chief Executive Officer is required to own Common Stock equal in value to at least three times his annual salary, and each other named executive officer is required to own Common Stock equal in value to at least one times his annual salary. For purposes of these requirements, ownership includes not only shares owned directly by the executive, but also shares in-the-money, stock options that are exercisable within 60 days of the date of determination and certain restricted stock units held through various plans and programs of the Company. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period, at the end of which the executive is expected to have reached the applicable ownership level.

Until an executive reaches the applicable milestone, he or she must hold and may not sell any shares (except to meet tax withholding obligations); once the ownership level is met, he or she must hold and may not sell shares if doing so would cause his or her ownership to fall below that level. Although the Company does not require its executive officers to hold Common Stock for specified periods of time, we believe that the above holding requirements result in the ownership by our executives of significant amounts of Common Stock for substantial periods of time and align the interests of our executives with those of our shareholders. For fiscal year 2017, all our named executive officers met their stock ownership requirements.

Prohibition on Pledging and Hedging and Restrictions on Other Transactions involving Common Stock

Our Insider Trading Policy prohibits Board members and our named executive officers from pledging Common Stock or using Common Stock as collateral for any margin loan.  In addition, the Insider Trading Policy contains the following restrictions:

•                  Board members and our named executive officers are prohibited from engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s Common Stock, which would eliminate or limit the risks and rewards of the Common Stock ownership;

•                  Board members and our named executive officers are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or engaging in any other transaction that reflects speculation about the Common Stock price or that might place their financial interests against the financial interests of the Company;

•                  Board members and our named executive officers are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; further, no Board member or any named executive officer may trade in our Common Stock without pre-approval; and

•                  Board members and our named executive officers may trade in Common Stock only during open window periods, and only after they have pre-cleared transactions.

Currently, none of our Directors or executive officers has any pledging arrangements in place involving Common Stock.

Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a company may deduct in any one year with respect to its principal executive officer and each of its other three most highly paid executive officers other than the Chief Financial Officer.  There is an exception to the $1,000,000 limitation for performance-based compensation that meets certain requirements.  Annual cash incentive compensation and equity awards are generally forms of performance-based compensation that meet those requirements and, as such, are fully deductible. Grants of stock options to our other named executive officers under our 2008 Stock Plan and the grant of the Performance RSUs are intended to comply with Section 162(m) for treatment as performance-based compensation.  Therefore, we expect to be able to deduct compensation of our named executive officers related to compensation with respect to these grants.

The incentive cash bonus payments to our Chief Executive Officer under the 2011 Bonus Plan are intended to be designed to comply with Section 162(m) for treatment as performance-based compensation. Section 162(m) allows companies to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000. The material terms of the performance goals for the awards under the 2011 Bonus Plan and the 2008 Stock Incentive Plan must be approved by the shareholders every five years in order for the Company to be eligible to deduct for tax purposes the incentive awards paid under those plans. The Company’s shareholders last approved the performance goals under the 2011 Bonus Plan and the 2008 Stock Incentive Plan at the 2014 annual general meeting and the 2016 annual general meeting, respectively.

The Compensation Committee has considered and will continue to consider tax deductibility in structuring compensation arrangements.  However, the Compensation Committee retains discretion to establish executive compensation arrangements that it believes are consistent with the principles described earlier and in the best interests of our Company and its shareholders, even if those arrangements may not be fully deductible under Section 162(m).

EXECUTIVE COMPENSATION

The following table sets forth the summary of compensation during fiscal years 2015 through 2017 for the Company’s Chief Executive Officer, Chief Financial Officer, and other executive officers whose total compensation exceeded $100,000 and who were serving as an executive officer during fiscal year 2017 (such persons referred to collectively, as the “named executive officers”).

Summary Compensation Table

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (3)		Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Julien R. Mininberg Chief Executive Officer	2017 2016 2015	950,000 900,000 910,096	- 2,500 492,500	3,200,000 1,678,240 1,500,000	(7)	- - -	2,637,200 2,558,942 2,387,400	37,331 36,842 393,264	6,824,531 5,176,524 5,683,260
Brian L. Grass Chief Financial Officer	2017 2016 2015	419,963 368,637 339,167	- 72,500 112,500	500,000 350,000 280,000	(8)	- - 187,725	378,890 340,665 273,293	11,729 11,410 11,418	1,310,582 1,143,212 1,204,103
Vincent D. Carson Chief Legal Officer and Secretary	2017 2016 2015	460,125 431,250 362,500	- 97,500 137,500	500,000 500,000 438,000	(8)	- - 187,725	415,125 398,502 243,414	14,524 12,922 12,297	1,389,774 1,440,174 1,381,436
Thomas J. Benson (2) Former Chief Operations Officer	2017 2016 2015	345,828 600,000 591,667	- 2,500 62,500	500,000 500,000 500,000	(8)	- - 187,725	340,532 639,736 595,944	1,062,180 12,922 13,055	2,248,540 1,755,158 1,950,891

(1)          Effective March 1, 2014, the Board of Directors appointed Julien Mininberg to serve as the Chief Executive Officer. Effective May 1, 2014, the Board of Directors appointed (1) Brian L. Grass, formerly serving as the Company’s Vice President and Assistant Chief Financial Officer, to serve as the Chief Financial Officer; (2) Thomas J. Benson, formerly serving as the Company’s Chief Financial Officer, to serve as the Chief Operations Officer; and (3) Vincent D. Carson, formerly serving as the Company’s General Counsel and Senior Vice President, to serve as Chief Legal Officer and Secretary.

(2)          Mr. Benson stepped down as the Chief Operations Officer of the Company effective August 18, 2016.

(3)          These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Long-term incentive awards were granted in fiscal year 2017 under the 2008 Stock Plan in the form of Performance RSUs to Messrs. Mininberg, Grass, Benson and Carson and in the form of time-vested RSUs to Messrs. Grass, Benson and Carson. The reported value of the Performance RSUs is computed based on the probable outcome of the performance conditions, which is “target”. For each of the named executive officers, the ultimate payout for the Performance RSUs can range from zero shares to a maximum of 200 percent of target. Further information regarding the awards is included in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2017,” “Outstanding Equity Awards at Fiscal Year-End 2017” and “Equity Compensation Plan Information.”

(4)          These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Further information regarding the awards is included in the tables entitled “Outstanding Equity Awards at Fiscal Year-End 2017” and “Equity Compensation Plan Information.” Assumptions used in the calculation of the grant date fair value of these options are discussed in Note (16) to the Company’s audited consolidated financial statements for the fiscal year ended February 28, 2017, included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on May 1, 2017.

(5)          The amounts in this column represent annual cash incentive bonuses under the 2011 Bonus Plan that were earned in fiscal year 2017. These amounts were accrued in the Company’s financial statements in fiscal year 2017, but were actually paid to Messrs. Mininberg, Grass, Benson, and Carson after fiscal year end 2017, when the Compensation Committee certified that the related performance goals had been achieved. For further information regarding these awards, see “Grants of Plan Based Awards in Fiscal Year 2017.”

(6)          For fiscal year 2017, the following compensation was paid to our named executive officers, which comprises “All Other Compensation”:

All Other Compensation For Fiscal Year 2017

Name	401(k) Plan ($)	Group Life Insurance ($)	Legal Fees ($)(A)	Service Award ($)(B)	Severance Payments ($)(C)	Total ($)
Julien R. Mininberg	10,600	1,731	25,000	-	-	37,331
Brian L. Grass	10,600	1,129	-	-	-	11,729
Vincent D. Carson	10,600	3,236	-	688	-	14,524
Thomas J. Benson	10,600	1,580	-	-	1,050,000	1,062,180

(A)                               Represents legal fees paid on Mr. Mininberg’s behalf in connection with the negotiation of the New Employment Agreement.

(B)                                Represents a service award to Mr. Carson in appreciation of his fifteen years of service to the Company.

(C)                                Mr. Benson stepped down as the Chief Operations Officer of the Company effective August 18, 2016.  In connection with Mr. Benson’s departure from the Company, he received a cash payment in the amount of $600,000, payable in 24 semi-monthly installments and a lump sum payment in the amount of $450,000.  For further information regarding severance payments to Mr. Benson and acceleration of Mr. Benson’s equity awards in connection with his departure from the Company, see “Potential Payments Upon Termination or Change in Control – Former Chief Operations Officer” and the tables entitled “Option Exercises and Stock Vested During Fiscal Year 2017.”

(7)          Includes 8,340 shares subject to RSUs (or $800,000), which vest over a three-year period, and 25,020 shares subject to Performance RSUs (or $2,400,000), which represents the target award, calculated using a price per share of $95.92, the closing market price of the Common Stock on March 1, 2016, the last trading day prior to the date of the grant.  At the date of the grant, the maximum potential value of the Performance RSUs, assuming the achievement of the highest level of performance conditions, is 50,040 shares subject to Performance RSUs (or $4,800,000).  This represents the aggregate grant date fair value of the award, calculated in accordance with FASB ASC Topic 718.

(8)          Includes 1,303 shares subject to RSUs (or $125,000), which vest over a three-year period, and 3,909 shares subject to Performance RSUs (or $375,000), which represents the target award, calculated using a price per share of $95.92, the closing market price of the Common Stock on March 1, 2016, the last trading day prior to the date of the grant.  At the date of the grant, the maximum potential value of the Performance RSUs, assuming the achievement of the highest level of performance conditions, is 7,818 shares subject to Performance RSUs (or $750,000).  This represents the aggregate grant date fair value of the award, calculated in accordance with FASB ASC Topic 718.

For fiscal year 2017, the following plan-based compensation was awarded to the named executive officers:

Grants of Plan-Based Awards in Fiscal Year 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julien R. Mininberg
Annual Incentive Award	03/01/16 (2)	950,000	1,900,000	3,050,000
Performance RSUs	03/01/16				12,510	25,020	50,040				2,400,000 (5)
Time-Vested RSUs	03/01/16							8,340 (4)			800,000 (5)
Brian L. Grass
Annual Incentive Award	03/01/16 (2)	141,375	282,750	565,500
Performance RSUs	03/01/16				1,955	3,909	7,818				375,000 (5)
Time-Vested RSUs	03/01/16							1,303 (3)			125,000 (5)
Vincent D. Carson
Annual Incentive Award	03/01/16 (2)	150,637	301,275	602,550
Performance RSUs	03/01/16				1,955	3,909	7,818				375,000 (5)
Time-Vested RSUs	03/01/16							1,303 (3)			125,000 (5)
Thomas J. Benson
Annual Incentive Award	03/01/16 (2)	225,000	450,000	900,000
Performance RSUs	03/01/16				1,955	3,909	7,818				375,000 (5)
Time-Vested RSUs	03/01/16							1,303 (3)			125,000 (5)

(1)          The number of shares listed represents long-term equity incentive awards in the form of Performance RSUs. The performance criteria for these awards is based on the achievement of cumulative adjusted earnings per share, adjusted cash flow productivity and relative total shareholder return targets over a three-year performance period, as described in further detail in “Compensation Discussion and Analysis.”

(2)          Under the 2011 Bonus Plan, the performance metrics are based on the achievement of adjusted income and net sales targets. For further information regarding these amounts, see “Compensation Discussion and Analysis.” The actual payouts for fiscal year 2017 were 138.8 percent of the target amount for each of the named executive officers, with the exception of Mr. Benson, who received 138.8 percent of the target amount pro-rated through the date of his departure.

(3)          The amounts shown reflect the number of time-vested RSUs granted to each applicable named executive officer in fiscal year 2017, which vest 50 percent on each of the second and third anniversaries of the grant date.

(4)          The amounts shown reflect the number of time-vested RSUs granted to our CEO in fiscal year 2017, which vest in three equal installments on each of the first, second and third anniversaries of the grant date.

(5)          Represents the aggregate grant date fair value of the subject awards, based on the expected achievement of performance targets, where applicable. These were computed in accordance with FASB ASC Topic 718.

The following table sets forth certain information with respect to outstanding equity awards at February 28, 2017 with respect to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2017

Name	Option Awards (1)				Share Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
Julien R. Mininberg	-	-	-	-	-	-	52,136	(3)	5,093,687
	-	-	-	-	-	-	19,577	(4)	1,912,673
	-	-	-	-	-	-	8,340	(10)	814,818
	-	-	-	-	-	-	25,020	(6)	2,444,454
Brian L. Grass	1,200	-	22.46	8/19/18	-	-	-		-
	1,200	-	18.80	5/15/19	-	-	-		-
	3,750	-	32.90	5/17/21	-	-	-		-
	3,500	1,500	34.72	5/1/22	-	-	-		-
	3,375	4,125	36.03	5/6/23	-	-	-		-
	3,000	4,500	64.19	5/2/24	-	-	-		-
	-	-	-	-	-	-	608	(7)	59,402
	-	-	-	-	-	-	7,298	(3)	713,015
	-	-	-	-	-	-	1,142	(5)	111,573
	-	-	-	-	-	-	3,426	(4)	334,720
	-	-	-	-	-	-	1,303	(8)	127,303
	-	-	-	-	-	-	3,909	(6)	381,909
Vincent D. Carson	5,000	-	18.80	5/15/19	-	-	-		-
	7,500	-	32.90	5/17/21	-	-	-		-
	5,250	2,250	34.72	5/1/22	-	-	-		-
	3,375	4,125	36.03	5/6/23	-	-	-		-
	3,000	4,500	64.19	5/2/24	-	-	-		-
	-	-	-	-	-	-	951	(7)	92,913
	-	-	-	-	-	-	11,418	(3)	1,115,539
	-	-	-	-	-	-	1,631	(5)	159,349
	-	-	-	-	-	-	4,894	(4)	478,144
	-	-	-	-	-	-	1,303	(8)	127,303
	-	-	-	-	-	-	3,909	(6)	381,909
Thomas J. Benson	-	-	-	-	-	-	5,530	(3)	540,281
	-	-	-	-	-	-	2,520	(4)	246,204
	-	-	-	-	-	-	708	(6)	69,172

(1)          All options granted had five annual vesting periods commencing on the first anniversary of each grant date.  Options granted through May 6, 2013 vested at graduated rates per year of 10, 15, 20, 25, and 30 percent. Options granted on or after May 2, 2014 vested equally at a rate of 20 percent per year.

(2)          All options listed in this table have an expiration date ten years from the date of grant.

(3)          These shares represent Performance RSUs granted under the 2008 Stock Plan, based on the maximum level of performance achievement. The Performance RSUs vest if the performance conditions under the awards are achieved based on a three-year performance period ended February 28, 2017. Payouts can range from zero shares to a maximum of 200 percent of target. In May 2017, the Compensation Committee certified the level of attainment of established performance goals and the Performance RSUs vested at 200 percent of target.  As a result of Mr. Benson’s departure in August 2016, he received a pro rata portion of the shares based on the number of days of service until his departure.

(4)          These shares represent Performance RSUs granted under the 2008 Stock Plan, based on “target.” The Performance RSUs vest if the performance conditions under the awards are achieved based on a three-year performance period ending February 28, 2018. Payouts can range from zero shares to a maximum of 200 percent of target. The number of shares reflected assumes the target level of performance achievement, which would result in the Performance RSUs vesting at 100 percent of target.

(5)          Represents time-vested RSUs granted to Messrs. Grass and Carson, which vested fifty percent on March 1, 2017 and will vest fifty percent on March 1, 2018.

(6)          These shares represent Performance RSUs granted under the 2008 Stock Plan, based on “target.” The Performance RSUs vest if the performance conditions under the awards are achieved based on a three-year performance period ending February 28, 2019. Payouts can range from zero shares to a maximum of 200 percent of target. The number of shares reflected assumes the target level of performance achievement, which would result in the Performance RSUs vesting at 100 percent of target.

(7)          Represents time-vested RSUs granted to Messrs. Grass and Carson, which vested on March 1, 2017.

(8)          Represents time-vested RSUs granted to Messrs. Grass and Carson, which will vest fifty percent on March 1, 2018 and fifty percent on March 1, 2019.

(9)          Calculated using a price per share of $97.70, the closing market price of the Common Stock as reported by NASDAQ Stock Market on February 28, 2017, the end of the Company’s last completed fiscal year.

(10)    Represents time-vested RSUs granted to Mr. Mininberg which vest in three equal installments on March 1, 2017, 2018 and 2019.

The following table provides information on all exercises of stock options and vesting of stock awards for our named executive officers during fiscal year 2017:

Option Exercises and Stock Vested During Fiscal Year 2017

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas J. Benson (1)	31,972	1,610,968	3,351	298,891
Brian L. Grass (2)	-	-	609	58,415
Vincent D. Carson (2)	-	-	952	91,316

(1)          Amounts in the options awards column represent the exercise of 24,125 previously vested options and 7,847 shares of Common Stock subject to options with accelerated vesting on a pro-rated basis through August 18, 2016 in connection with Mr. Benson’s departure from the Company.  Amounts in the stock awards column represent the vesting of 1,086 shares of Common Stock subject to time-vested RSUs on March 1, 2016 and the accelerated vesting of 2,265 shares of Common Stock subject to RSUs on a pro-rated basis through August 18, 2016 in connection with Mr. Benson’s departure from the Company.

(2)          Represents the vesting of time-vested RSUs on March 1, 2016.

EMPLOYMENT CONTRACT FOR OUR CHIEF EXECUTIVE OFFICER

Mr. Mininberg and the Company entered into the Employment Agreement as of January 7, 2016, which became effective March 1, 2016. Pursuant to the Employment Agreement, Mr. Mininberg is to serve as the Company’s Chief Executive Officer for a fixed term through February 28, 2019, subject to earlier termination by either party. For additional information regarding Mr. Mininberg’s Employment Agreement, see “Compensation Discussion and Analysis – Amended and Restated Employment Agreement of our Chief Executive Officer.”

Annual Incentive Bonus. With respect to fiscal year 2017, Mr. Mininberg was eligible for an annual performance bonus (the “Fiscal 2017 APB”) payable in cash under 2011 Bonus Plan targeted at $1,900,000, with the opportunity to earn up to $3,050,000 and a threshold achievement payout of fifty percent (50%) of the target amount. The Fiscal 2017 APB was based on the achievement of adjusted income (based on net income without certain items defined in the 2011 Bonus Plan) and net sales targets. Eighty percent (80%) of the Fiscal 2017 APB was based on the achievement of the adjusted income performance measure and twenty percent (20%) of the Fiscal 2017 APB was based on the achievement of the net sales performance measure. If the adjusted income threshold had not been achieved, no Fiscal 2017 APB would have been earned or payable. Mr. Mininberg would not have been entitled to a bonus with respect to any performance measure if the threshold amount associated with such performance measure had not been achieved.

Long-Term Incentive Compensation. With respect to fiscal year 2017, Mr. Mininberg is eligible to receive a long-term incentive award for a three-year performance period ending February 28, 2019 (the “Fiscal 2017 LTPB”), pursuant to the 2008 Stock Plan. Pursuant to the Employment Agreement, this award is in the form of a grant of time-vested RSUs and Performance RSUs. The Fiscal 2017 LTPB is targeted at $3,200,000, with the opportunity to earn up to $6,400,000 and a threshold achievement payout of $1,600,000. The Fiscal 2017 LTPB is based on the achievement of cumulative adjusted earnings per share, adjusted cash flow productivity and relative total shareholder return targets. Fifty percent (50%) of the Fiscal 2017 LTPB is based on the achievement of the cumulative adjusted earnings per share performance measure, twenty-five percent (25%) of the Fiscal 2017 LTPB is based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the Fiscal 2017 LTPB is based on the achievement of the relative total shareholder return performance measure. Mr. Mininberg is not entitled to a bonus with respect to any performance measure if the threshold amount associated with such performance measure is not achieved.

Other Benefits. For information regarding other limited perquisites and other benefits provided to Mr. Mininberg pursuant to the Employment Agreement, see “Compensation Discussion and Analysis — Our Fiscal Year 2017 Compensation Program for Our Chief Executive Officer — Limited Perquisites and Other Personal Benefits Provided to Our Chief Executive Officer.”

Employment Termination.  The Employment Agreement provided for certain payments and benefits upon Mr. Mininberg’s termination of employment. See “Compensation Discussion and Analysis — Our Fiscal Year 2017 Compensation Program for Our Chief Executive Officer — Potential Post-Termination Benefits for our Chief Executive Officer.”

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain equity compensation plan information as of February 28, 2017:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (1)
Equity compensation plans approved by security holders	448,337	$57.41	1,770,473

(1)          Includes 66,542 shares authorized and available for issuance in connection with the 2008 Employee Stock Purchase Plan (as defined below), 1,607,756 shares authorized and available for issuance under the 2008 Stock Plan and 96,175 shares authorized and available for  issuance under the 2008 Director Plan.

As of May 15, 2017, (1) there were options to purchase 377,644 shares of Common Stock outstanding under the equity compensation plans of the Company; (2) the weighted average exercise price for such outstanding options was $59.48; (3) the weighted average remaining term for such outstanding options was 4.9 years; and (4) there were 343,706 granted but unvested full-value awards under the equity compensation plans of the Company.

2008 Stock Plan

The Company’s shareholders approved the 2008 Stock Plan (as amended and restated) at the 2015 annual general meeting of shareholders. The 2008 Stock Plan is administered by the Compensation Committee of the Board of Directors. The 2008 Stock Plan permits the granting of stock options, including ISO’s and NSO’s, unrestricted shares of Common Stock, stock appreciation rights (“SAR’s”), restricted stock, restricted stock units, and other stock-based awards. Currently, the maximum number of shares reserved for issuance under the 2008 Stock Plan is 3,750,000 shares and the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 1,000,000 shares, subject to adjustment for certain events as described in the plan. The plan will expire by its terms on August 19, 2018. The 2008 Stock Plan provides that if the Chief Executive Officer of the Company is a member of the Board of Directors, the Board of Directors may, upon recommendation of the Compensation Committee, authorize him or her to grant awards of up to an aggregate of 350,000 shares of Common Stock to employees other than the Chief Executive Officer (subject to adjustment in certain circumstances), provided that any such grants will be subject to the terms and conditions of the Board authorization and that the Chief Executive Officer must notify the Compensation Committee of any such grants. Currently, employees of the Company, its subsidiaries and affiliates and consultants to the Company and its subsidiaries, are eligible to participate in the 2008 Stock Plan.

The 2008 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted. No option granted under the 2008 Stock Plan will be exercisable more than ten years after the date of grant. If a participant’s service terminates by reason of death or disability (as defined in the 2008 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or disability, the option may be exercised within one year after the date of death or disability. If a participant’s service with the Company terminates for any reason (other than death or disability), each option then held by the participant may be exercised within ninety days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

The 2008 Stock Plan also provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2008 Stock Plan. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Stock Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company, provided that with respect to Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such acceleration must be done in a manner that complies with Section 162(m) of the Code.

The terms and conditions of other stock-based awards will be determined by the Compensation Committee. Other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code. Performance-based awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance between the date of grant and a pre-established future date.

Under the 2008 Stock Plan, the acceleration of equity awards to participants is based on a “double trigger”, which means that the acceleration of those awards would generally occur if, during the employment period, the participant’s employment is involuntarily terminated by the Company other than for cause or by the participant for good reason, in each case, within a specified period following a Change of Control (as defined under the plan) or if the equity award is not assumed or substituted in connection with the Change of Control.  In the event of a Change of Control, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control, a participant’s employment is involuntarily terminated other than for cause or by the participant for good reason, then (1) the participant will have the right to exercise or settle from and after the date of termination any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the date of termination based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed.

With respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, upon the occurrence of the Change of Control, (1) the participant will have the right to exercise or settle from and after the date of the Change of Control any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed.

Any awards granted prior to August 19, 2015 will remain subject to the provisions of the Prior 2008 Stock Plan. Therefore, for those previously granted awards, unless otherwise provided in an award agreement, if a Change of Control occurs, (1) the participant will have the right to exercise or settle from and after the date of the Change of Control any option, SAR or restricted stock unit held by such participant in whole or in part, notwithstanding that such option, SAR or restricted stock unit may not be fully exercisable or vested, and (2) any and all restrictions on any participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested.  Mr. Mininberg’s awards granted prior to August 19, 2015 were subject to a double trigger and would not vest unless within one year after a Change of Control, his employment was involuntarily terminated by the Company other than for cause or by Mr. Mininberg for good reason.

Employee Stock Purchase Plan

At the 2008 annual general meeting, the shareholders approved the Helen of Troy Limited 2008 Employee Stock Purchase Plan (the “2008 ESPP”) and reserved 350,000 shares of Common Stock for issuance under the plan. It is the intention of the Company that the 2008 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

The purpose of the 2008 ESPP is to provide employees of the Company or its subsidiaries designated by the Board of Directors or the Committee (defined below) (“Designated Subsidiaries”) as eligible to participate in the 2008 ESPP an opportunity to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The aggregate number of shares of Common Stock that may be sold pursuant to all offerings of the Company’s Common Stock under the 2008 ESPP will not exceed 350,000 shares, as adjusted for any recapitalization or reorganization of the Company as set forth in the 2008 ESPP. The 2008 ESPP provides that eligible full-time employees of the Company or its Designated Subsidiaries may purchase shares of Common Stock with payroll deductions accumulated on behalf of such employees. Employees may authorize payroll deductions of up to 15 percent of their compensation, subject to certain limitations under section 423(b) of the Code, which is accumulated over an option period and then used to purchase Common Stock. Option periods end in February and August of each fiscal year. The purchase price is 85 percent of the closing price of the Common Stock on NASDAQ on either the first day or last day of each option period, whichever is less. Employees may suspend or discontinue their participation in the plan at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Chief Executive Officer

The information below describes certain compensation that would be paid to Mr. Mininberg under the terms of the Employment Agreement, in the event of a termination of his employment with the Company and/or change in control of the Company.  The amounts shown in the table below assume that such a termination of employment and/or change in control occurred on February 28, 2017 and thus includes amounts earned through such date and are estimates of the amounts that would be paid out to Mr. Mininberg upon his termination and/or a change in control (based upon his compensation and service levels as of such date).  The actual amounts to be paid out can only be determined at the time of a change in control and/or termination of employment with the Company.  Mr. Mininberg would have been entitled to receive earned and unpaid annual incentive compensation of $2,637,400 as of February 28, 2017.  Any outstanding equity awards issued pursuant to the 2008 Stock Plan that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2008 Stock Plan.  Mr. Mininberg’s equity awards are otherwise subject to a double trigger and would not vest unless within one year after a change of control, his employment was involuntarily terminated by the Company other than for cause or by Mr. Mininberg for good reason. For further information regarding the terms of the Employment Agreement and a description of Mr. Mininberg’s potential payments upon termination and/or a change of control, see “Executive Compensation — Employment Contract for our Chief Executive Officer” and “Compensation Discussion and Analysis — Our Fiscal Year 2017 Compensation Program for Our Chief Executive Officer — Potential Post-Termination Benefits for our Chief Executive Officer.”

Chief Executive Officer – Julien R. Mininberg

In addition to any portion of unpaid base salary and annual incentive earned but not yet paid to him as of the date of termination, if  Mr. Mininberg’s employment had been terminated as of February 28, 2017, Mr. Mininberg would be entitled to receive the following:

Triggering Event	Compensation Component		How Paid	Payout

Death	•	Death benefits (2)	Third party payment	$750,000

Disability (1)	•	Disability benefits (2)	Third party payment	$4,357,000

Termination for Good Reason or	•	Cash payment of 2 times base salary	Over 24 months	$1,900,000
without Cause (1) (3) (6)	•	Pro rata portion of any outstanding Performance RSUs based on actual performance	Over time (4)	$4,637,359
	•	Pro rata portion of any time-vesting RSUs	Within 60 days	$497,944

	•	Health benefits (5)	Over time	$36,435

		Total		$7,071,738

Change of Control (1) (6) (7)	•	Cash payment of 2 times base salary and target annual incentive	Within 75 days	$3,800,000
	•	Accelerated vesting of outstanding Performance RSUs	Over time (4)	$6,903,971
	•	Accelerated vesting of time-vesting RSUs	Within 60 days	$814,818

	•	Health benefits (5)	Over time	$36,435

		Total		$11,555,224

(1)          The terms “disability,” “good reason” and “cause” have the same meanings as defined in the Employment Agreement.

(2)          These represent third party payments from insurers. In the event of death, this would include the payment under a life insurance policy in the amount of $750,000. In the event of disability, the amount of the payment(s) would depend upon the circumstances and nature of the disability, with a maximum payment of $25,000 per month until age 67.

(3)          Under the terms of the Employment Agreement, Mr. Mininberg would receive a minimum of $4,000,000 in severance payments.  If Mr. Mininberg’s employment had been terminated as of February 28, 2017, the aggregate amount or value of severance payments payable to him would be greater than $4,000,000, as shown in the table above.  The value of the pro rata portion of outstanding Performance RSUs based upon the actual performance of the Company and the pro rata portion of the time-vesting RSUs are calculated assuming that the market price per share of the Common Stock on the date of the event was equal to the closing price of the Common Stock on the last trading day of the fiscal year ended February 28, 2017 ($97.70).

(4)          A pro rata portion of any outstanding Performance RSUs based on the actual performance of the Company at the end of the applicable performance periods would be payable at the time that such payment would be made during the course of Mr. Mininberg’s regular employment with the Company.

(5)          Reflects the estimated value of 18 monthly COBRA payments. Under the terms of the Employment Agreement, to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, Mr. Mininberg is entitled to the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.

(6)          In the event of Mr. Mininberg’s termination without cause or for good reason, all payments and benefits due to him, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims against the Company, its affiliates and their respective and former directors, employees and agents to the maximum extent permitted by law, pursuant to the Employment Agreement.

(7)          Reflects the payment obligation to Mr. Mininberg under the Employment Agreement in the event of a change of control in connection with a termination of employment.  Under the terms of the Employment Agreement, Mr. Mininberg would receive a minimum of $4,000,000 in severance payments.  If Mr. Mininberg’s employment had been terminated in connection with a change of control as of

February 28, 2017, the aggregate amount or value of severance payments payable to him would be greater than $4,000,000, as shown in the table above.  The value of the pro rata portion of outstanding Performance RSUs and the acceleration of all time-vesting RSUs are calculated assuming that the market price per share of the Common Stock on the date of the event was equal to the closing price of the Common Stock on the last trading day of the fiscal year ended February 28, 2017 ($97.70).  Any outstanding equity awards issued to Mr. Mininberg that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2008 Stock Plan. Mr. Mininberg’s other equity awards are subject to a double trigger and would not vest unless his employment was involuntarily terminated by the Company other than for cause or by Mr. Mininberg for good reason, in each case, within a specified period following a change of control.

Other Named Executive Officers

The Compensation Committee has authorized the Company to provide severance arrangements for the other named executive officers, and the Company expects to enter into written severance agreements with the other named executive officers. Until formal severance agreements are entered into with our other named executive officers, the Company’s policy is to provide severance in accordance with the terms authorized by the Compensation Committee.  Any awards granted to the other named executive officers prior to August 19, 2015 will remain subject to the provisions of the Prior 2008 Stock Plan.  Awards granted to the other named executive officers on or after August 19, 2015 are subject to the terms of the 2008 Stock Plan (as amended and restated).  Each of Messrs. Grass and Carson would have been entitled to receive earned and unpaid annual incentive compensation of $378,890 and $415,125, respectively, as of February 28, 2017.  This amount represents the annual incentive compensation earned for fiscal year 2017, which was paid to Messrs. Grass and Carson in the first quarter of fiscal year 2018.  For additional information, see “Compensation Discussion and Analysis — The Company’s Compensation Program for our Other Named Executive Officers —Potential Post-Termination and Change of Control Benefits for our Other Named Executive Officers” and “Equity Compensation Plan Information.”

Chief Financial Officer – Brian L. Grass

In addition to any portion of unpaid base salary and annual incentive earned but not yet paid to him as of the date of termination, if  Mr. Grass’s employment had been terminated as of February 28, 2017, Mr. Grass would be entitled to receive the following:

Triggering Event	Compensation Component		How Paid	Payout

Death	•	Death benefits (2)	Third party payment	$750,000

Disability	•	Disability benefits (2)	Third party payment	$5,140,500

Termination for Good Reason or without Cause (1) (5)	•	Cash payment of 1 times base salary and target annual incentive	Over 12 months	$717,750
	•	Pro rata portion of any outstanding Performance RSUs based on actual performance	Over time (3)	$1,063,567
	•	Pro rata portion of any time-vesting RSUs	Within 60 days	$205,423

	•	Health benefits (4)	Over time	$24,290

		Total		$2,011,030

Change of Control (6)	•	Cash payment of 1.5 times base salary and target annual incentive	Within 75 days	$935,250
	•	Accelerated vesting at target of any outstanding Performance RSUs	Within 60 days	$1,073,137
	•	Accelerated vesting of any time-vesting RSUs	Within 60 days	$298,278

	•	Health benefits (7)	Over time	$36,435

		Total		$2,343,100

(1)          Under the Company’s severance policy, Mr. Grass would receive severance benefits upon a termination of his employment by the Company without cause or by Mr. Grass for good reason.  The value of the pro rata portion of outstanding Performance RSUs based on actual performance and time-vesting RSUs are calculated assuming that the market price per share of the Common Stock on the date of the event was equal to the closing price of the Common Stock on the last trading day of the fiscal year ended February 28, 2017 ($97.70).

(2)          These represent third party payments from insurers. In the event of death, this would include the payment under a life insurance policy in the amount of $750,000. In the event of disability, the amount of the payment(s) would depend upon the circumstances and nature of the disability, with a maximum payment of $21,750 per month until age 67.

(3)          A pro rata portion of any outstanding Performance RSUs based on the actual performance of the Company at the end of the applicable performance periods would be payable at the time that such payment would be made during the course of Mr. Grass’s regular employment with the Company.

(4)          Reflects the estimated value of 12 monthly COBRA payments. To the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, under the Company’s severance policy, Mr. Grass is entitled to the continuation of health insurance benefits under COBRA for Mr. Grass and his family for a maximum of 12 months after the date of termination or until Mr. Grass is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months.

(5)          In the event of Mr. Grass’s termination without cause or for good reason, all payments and benefits due to him, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Grass’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents.

(6)          Reflects the payment obligation under the Company’s severance policy to Mr. Grass in the event of a change of control in connection with a termination of employment.  Any outstanding equity awards granted to Mr. Grass prior to August 19, 2015 will vest immediately upon a change of control, and Mr. Grass would be entitled to accelerated vesting of such equity awards in the amount of $499,654.  In addition, in the event any other outstanding equity awards issued to Mr. Grass are not assumed in connection with a change of control, such awards will vest immediately in accordance with the terms of the 2008 Stock Plan.  Mr. Grass’s other equity awards are subject to a double trigger and would not vest unless his employment was involuntarily terminated by the Company other than for cause or by Mr. Grass for good reason, in each case, within a specified period following a change of control. The value of the pro rata portion of outstanding Performance RSUs at target and the acceleration of all time-vesting RSUs are calculated assuming that the market price per share of the Common Stock on the date of the event was equal to the closing price of the Common Stock on the last trading day of the fiscal year ended February 28, 2017 ($97.70).

(7)          Reflects the estimated value of 18 monthly COBRA payments. To the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, Mr. Grass is entitled to the continuation of health insurance benefits under COBRA for Mr. Grass and his family for a maximum of 18 months after the date of termination or until Mr. Grass is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.

Chief Legal Officer – Vincent D. Carson

In addition to any portion of unpaid base salary and annual incentive earned but not yet paid to him as of the date of termination, if  Mr. Carson’s employment had been terminated as of February 28, 2017, under the Company’s severance policy, Mr. Carson would be entitled to receive the following:

Triggering Event	Compensation Component		How Paid	Payout

Death	•	Death benefits (2)	Third party payment	$750,000

Disability	•	Disability benefits (2)	Third party payment	$2,686,700

Termination for Good Reason or without Cause (1) (5)	•	Lump sum cash payment	Over 12 months	$764,775
	•	Pro rata portion of any outstanding Performance RSUs based on actual performance	Over time (3)	$1,561,750
	•	Pro rata portion of any time-vesting RSUs	Within 60 days	$278,747

	•	Health benefits (4)	Over time	$15,712

		Total		$2,620,984

Change of Control (6)	•	Cash payment of 1.5 times base salary and target annual incentive	Within 75 days	$996,525
	•	Accelerated vesting at target of any outstanding Performance RSUs	Within 60 days	$1,417,823
	•	Accelerated vesting of any time-vesting RSUs	Within 60 days	$379,565

	•	Health benefits (7)	Over time	$23,568

		Total		$2,817,481

(1)          Under the Company’s severance policy, Mr. Carson would receive severance benefits upon a termination of his employment by the Company without cause or by Mr. Carson for good reason.  The value of the pro rata portion of outstanding Performance RSUs based on actual performance and time-vesting RSUs are calculated assuming that the market price per share of the Common Stock on the date of the event was equal to the closing price of the Common Stock on the last trading day of the fiscal year ended February 28, 2017 ($97.70).

(2)          These represent third party payments from insurers. In the event of death, this would include the payment under a life insurance policy in the amount of $750,000. In the event of disability, the amount of the payment(s) would depend upon the circumstances and nature of the disability, with a maximum payment of $23,167 per month until age 67.

(3)          A pro rata portion of any outstanding Performance RSUs based on the actual performance of the Company at the end of the applicable performance periods would be payable at the time that such payment would be made during the course of Mr. Carson’s regular employment with the Company.

(4)          Reflects the estimated value of 12 monthly COBRA payments. To the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, under the Company’s severance policy, Mr. Carson is entitled to the continuation of health insurance benefits under COBRA for Mr. Carson and his family for a maximum of 12 months after the date of termination or until Mr. Carson is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months.

(5)          In the event of Mr. Carson’s termination without cause or for good reason, all payments and benefits due to him, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Carson’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the severance policy.

(6)          Reflects the payment obligation under the Company’s severance policy to Mr. Carson in the event of a change of control in connection with a termination of employment. Any outstanding equity awards granted to Mr. Carson prior to August 19, 2015 will vest immediately upon a change of control, and Mr. Carson would be entitled to accelerated vesting of such equity awards in the amount of $546,889.  In addition, in the event any other outstanding equity awards issued to Mr. Carson are not assumed in connection with a change of control, such awards will vest immediately in accordance with the terms of the 2008 Stock Plan.  Mr. Carson’s other equity awards are subject to a double trigger and would not vest unless his employment was involuntarily terminated by the Company other than for cause or by Mr. Carson for good reason, in each case, within a specified period following a change of control.  The value of the pro rata portion of outstanding Performance RSUs at target and the acceleration of all time-vesting RSUs are calculated assuming that the market price per share of the Common Stock on the date of the event was equal to the closing price of the Common Stock on the last trading day of the fiscal year ended February 28, 2017 ($97.70).

(7)          Reflects the estimated value of 18 monthly COBRA payments. To the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, Mr. Carson is entitled to the continuation of health insurance benefits under COBRA for Mr. Carson and his family for a maximum of 18 months after the date of termination or until Mr. Carson is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.

Former Chief Operations Officer

Mr. Benson stepped down as the Chief Operations Officer of the Company effective August 18, 2016.  In connection with Mr. Benson’s departure from the Company, he received a cash payment in the amount of $600,000, payable in 24 semi-monthly installments, a lump sum payment in the amount of $450,000 and the pro rata portion of his annual incentive award for fiscal year 2017 based on the actual performance of the Company during fiscal year 2017 in the amount of $340,532.  In connection with his departure, the pro rata acceleration of certain time-vested stock options and RSUs totaling 7,847 shares of Common Stock subject to stock options and 2,265 shares of Common Stock subject to RSUs accelerated to the date of his departure.  The value of the awards for which vesting was accelerated is $514,665.  Mr. Benson also received 11,060 shares of Common Stock subject to performance RSUs in May 2017, which represent the pro-rata portion of performance RSUs earned through August 18, 2016 for the three-year performance period ended February 28, 2017.  Upon the completion of relevant future performance periods, Mr. Benson will also receive the pro-rata portion of his remaining outstanding performance RSUs based on the actual performance of the Company during the performance periods totaling shares of Common Stock subject to 3,228 RSUs, with a grant date fair value for the target award of $260,994.  Mr. Benson is also entitled to payments in the aggregate amount of $17,153 as reimbursement of the cost associated with the continuation of health insurance benefits under COBRA for him and his family for a maximum of 12 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months.

COMPENSATION RISKS

The Company has reviewed and assessed its compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The Company’s management reviews compensation policies for the presence of certain elements that could encourage employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; and the comparison of compensation expense to earnings of the Company. Management’s assessment of the Company’s compensation policies is reviewed by the Compensation Committee as part of its risk oversight function.

The Company believes that its compensation programs for employees and executive officers are appropriately tailored to encourage employees to grow our business, but not to encourage them to do so in a way that poses unnecessary or excessive material risk. In particular, the Company’s compensation programs are designed to provide the following: elements that reward short-term and long-term performance; for our executive officers, incentive compensation that rewards individual and Company performance; incentive or equity compensation awards that vest based on performance and/or over time; and compensation with fixed and variable components, so that executive officers and key employees have both competitive remuneration to encourage retention and opportunities to earn more by successfully executing the Company’s business strategy.

Overall, the Compensation Committee does not believe that the compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:

•                  Our compensation program is designed to provide a balanced mix of base salary, annual cash incentive compensation and long-term equity incentives, which provides the incentive to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics;

•                  Our 2011 Bonus Plan provides for authority to adjust the performance targets for annual incentive bonuses and stock incentive awards to take into account acquisitions and divestitures of the Company to reduce the incentive to engage in activities that would have a short-term focus and would be inconsistent with the Company’s long-term business objectives;

•                  Our principal equity compensation plan and our 2011 Bonus Plan include clawback provisions in the event of a financial restatement or misconduct;

•                  The annual cash incentive opportunity for our Chief Executive Officer contains maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior; and

•                  Our insider trading policy prohibits executives from pledging Common Stock or using Common Stock as collateral for any margin loan and from engaging in transactions (such as trading in options) designed to hedge against the value of the Common Stock.

Based on the recent actions taken by the Company and considering that we received 99 percent of votes present (excluding abstentions and broker non-votes) in favor of the compensation of our named executive officers described in our 2016 proxy statement (“say on pay”), the Compensation Committee concluded that the executive compensation program is consistent with our executive compensation objectives and principles. As a result, since the 2016 annual general meeting, the Compensation Committee has not significantly changed our compensation principles and objectives in response to that vote.

CERTAIN RELATIONSHIPS - RELATED PERSON TRANSACTIONS

Procedures for the Approval of Related Person Transactions

The Audit Committee Charter provides that the Audit Committee has the authority to establish, and communicate to the full board and management, policies that restrict the Company and its affiliates from entering into related person transactions without the Audit Committee’s prior review and approval. In accordance with these policies, the Audit Committee on a timely basis reviews and, if appropriate, approves all material related person transactions.

At any time in which an executive officer, Director or nominee for Director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a material related person transaction, the executive officer, Director or nominee for Director is expected to notify the Chairman of the Audit Committee of the transaction. Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a material related person transaction requiring approval by the Audit Committee. If the transaction is considered to be a material related person transaction, then the Audit Committee will review the transaction at its next scheduled meeting or at a special meeting of the committee.

Related Person Transactions

The Audit Committee was not requested to, and did not approve, any transactions required to be reported under SEC rules in fiscal year 2017.

AUDIT COMMITTEE MATTERS

Composition

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of five Directors: Thurman K. Case, Darren G. Woody, Gary B. Abromovitz, John B. Butterworth, and Beryl B. Raff.  Alexander M. Davern served as Chairman of the Audit Committee until his resignation as a director of the Company effective March 31, 2017.  Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that each of Alexander M. Davern, Darren G. Woody and Thurman K. Case qualify as an “audit committee financial expert” as defined by SEC rules.

Responsibilities

The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:

•                  The Company’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

•                  The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s auditor and independent registered public accounting firm;

•                  The Company’s compliance with legal and regulatory requirements; and

•                  The staffing and ongoing operation of the Company’s internal audit function.

The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated annual financial statements.

The Audit Committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, nor the independent registered public accounting firm of their responsibilities relating to the audit or review of the financial statements.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditor and independent registered public accounting firm. Pre-approved services include audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee for ratification. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

Report of Audit Committee

The Audit Committee hereby reports as follows:

1.              The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2017.

2.              The Audit Committee has discussed with the auditor and independent registered public accounting firm matters required to be discussed in applicable Public Company Accounting Oversight Board (“the PCAOB”) rules. This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.

3.              The Audit Committee has received from the auditor and independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has held discussions regarding independence with its auditor and independent registered public accounting firm.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2017 for filing with the SEC.

Members of the Audit Committee:

Thurman K. Case (Chairman)

Gary B. Abromovitz

John B. Butterworth

Beryl B. Raff

Darren G. Woody

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND OTHER FEES FOR SERVICES PROVIDED BY OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services provided by Grant Thornton LLP for the audit of the Company’s annual consolidated financial statements for fiscal years ended 2017 and 2016, and fees for other services provided by Grant Thornton LLP associated with those periods.

Type of Fee	2017	2016
Audit Fees	$1,244,000	$1,190,100
Audit-Related Fees	-	-
Tax Fees	22,200	22,100
Total	$1,266,200	$1,212,200

Audit Fees: Consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees for professional services rendered by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, due diligence, accounting consultations concerning financial accounting and reporting standards, and other similar services which have not been reported as audit fees.

Tax Fees: Consist of tax compliance/preparation fees for professional services rendered by our independent registered public accounting firm to certain subsidiaries of the Company.

The Audit Committee pre-approved all of the services described above that were provided in fiscal years 2017 and 2016 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act. There were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.

PROPOSAL 2:  ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Helen of Troy Limited approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for the Company’s 2017 Annual General Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests. In addition, our executive compensation program includes other practices that we believe serve shareholder interests such as paying for performance, establishing rigorous performance goals and maintaining policies relating to clawbacks of incentive awards and prohibitions on hedging or pledging Company stock.  The Compensation Committee believes that the Company’s executive compensation programs use appropriate structures and sound pay practices. Accordingly, the Compensation Committee recommends a vote “For” this Proposal 2.

We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 18 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3: ADVISORY APPROVAL ON FREQUENCY OF CONDUCTING THE ADVISORY SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

As discussed under “Proposal 2: Advisory Approval Proposal on Executive Compensation”, the Company will periodically include in the proxy materials for a shareholders’ meeting where executive compensation disclosure is required, a “say-on-pay” resolution to approve the compensation of named executive officers. This Proposal 3 gives our shareholders the opportunity to advise our Board of Directors how often we should conduct the advisory “say-on-pay” vote and is being submitted to shareholders as required by Section 14A of the Exchange Act.  Accordingly, we are requesting your advisory vote to determine whether a “say-on-pay” vote will occur every one, two or three years.

The Board of Directors values the opinions of the Company’s shareholders as expressed through their votes and other communications. The frequency of the “say-on-pay” vote is advisory, meaning that it is not binding on the Compensation Committee or Board of Directors. Nonetheless, the Compensation Committee and the Board of Directors will review and consider the voting results when making future decisions regarding how frequently we should conduct an advisory “say-on-pay” vote on the compensation of our named executive officers.

After careful consideration of the various arguments supporting each frequency level, the Board of Directors continues to believe that submitting the advisory vote on executive compensation to shareholders on an annual basis is appropriate for the Company and its shareholders. An annual vote allows our shareholders to provide us with regular, timely and comprehensive feedback on important issues such as our executive compensation programs and policies as disclosed in the Company’s proxy statement each year.

You have four choices for voting on this item. You can choose whether the “say-on-pay” vote should be conducted every one year, every two years or every three years. You may also abstain from voting on this proposal.  Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation.

Vote Required for Approval and Recommendation

The advisory vote on the frequency of conducting the “say-on-pay” vote is a non-binding vote, meaning that the Company will not be obligated to conduct the “say-on-pay” vote with the frequency chosen by our shareholders at the Annual Meeting.  Abstentions and broker non-votes will have no effect on the proposal.  Notwithstanding the advisory nature of the vote, the frequency option that receives the highest number of votes cast at the Annual Meeting will be considered passed.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “ONE YEAR” FOR THE FREQUENCY OF CONDUCTING THE “SAY-ON-PAY” VOTE.

PROPOSAL 4: APPOINTMENT OF AUDITOR AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR’S REMUNERATION

Under Bermuda law, our shareholders have the responsibility to appoint the auditor and independent registered public accounting firm of the Company to hold office until the close of the next annual general meeting and are able to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

The Audit Committee has nominated Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for fiscal year 2018. A representative of Grant Thornton LLP, the Company’s auditor and independent registered public accounting firm for fiscal year 2017, is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so. The Grant Thornton LLP representative is also expected to be available to respond to appropriate questions.

Vote Required for Approval and Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint Grant Thornton LLP as our auditor and independent registered public accounting firm and authorize the Audit Committee to set the auditor’s remuneration as described in this Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS

We currently expect that our 2018 annual general meeting of shareholders will be held on or about Wednesday, August 22, 2018.  Shareholders intending to present proposals at the 2018 annual general meeting of shareholders and desiring to have those proposals included in the Company’s proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to be received at the executive offices of the Company no later than March 15, 2018.  In order for an eligible shareholder to nominate a director nominee for election or submit a proposal at the 2018 annual general meeting of shareholders outside the processes of Rule 14a-8 of the Exchange Act, the shareholder must submit notice of such nomination or proposal and other required information in writing between May 24, 2018 and June 23, 2018.  The nomination or proposal and supporting materials must also comply with the requirements set forth in our bye-laws.  Unless the shareholder notifies the Company of such intent between those dates, any proxy solicited by the Company for that annual general meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as the proposal is properly presented at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2017, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10 percent shareholders were satisfied, except that Ms. Raff filed one late Form 4 with respect to an exempt transaction.

OTHER MATTERS

Except as described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters that require the vote of the shareholders, including a question of adjourning the Annual Meeting, properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment thereof.

HOUSEHOLDING OF MATERIALS

To reduce the expenses of delivering duplicate proxy materials, we participate in the practice of “householding” proxy statements and annual reports.  This means that we deliver one Notice of Internet Availability and, if applicable, annual report and proxy statement, to multiple shareholders sharing the same mailing address unless otherwise requested.  The Company will promptly deliver a separate copy of either document to any shareholder upon request by contacting Helen of Troy Investor Relations, Attention: Anne Rakunas  (915) 225-4841, or via e-mail at Arakunas@hotus.com, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas 79912. Some banks, brokers, and other nominee record holders may also be participating in the practice of “householding” proxy statements and annual reports.  Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Pursuant to SEC rules, we may furnish proxy materials, including this proxy statement and the Company’s 2017 Annual Report to Shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested. You may submit your proxy via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

This proxy statement and the Company’s 2017 Annual Report to Shareholders are available electronically on our hosted website at

HTTP://MATERIALS.PROXYVOTE.COM/G4388N.

To access and review the materials made available electronically:

1. Go to HTTP://MATERIALS.PROXYVOTE.COM/G4388N and input the 12-digit control number from the Notice of Internet Availability or proxy card.

2. Click the “2017 Proxy Statement” or “2017 Annual Report”.

3. Have your proxy card or voting instructions available.

We encourage you to review all of the important information contained in the proxy materials before voting. The Notice of Internet Availability and the proxy materials are first being made available to our shareholders on or about July 13, 2017.

HOW TO OBTAIN OUR ANNUAL REPORT, PROXY STATEMENT

AND OTHER INFORMATION ABOUT THE COMPANY

From time to time, we receive calls from shareholders asking how they can obtain more information regarding the Company.  The following options are available:

1.              Our Investor Relations site, which can be accessed from our main Internet website located at WWW.HOTUS.COM, contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2017 Annual Report to Shareholders are both available at this site.

2.              You may also request a free copy of our Annual Report or proxy statement by contacting Helen of Troy Investor Relations, Attention: Anne Rakunas  (915) 225-4841, or via e-mail at Arakunas@hotus.com, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas 79912.

YOUR VOTE IS IMPORTANT

Annex A

Reconciliation of GAAP Diluted Earnings Per Share (EPS) to Adjusted Diluted EPS (non-GAAP)

	FY 12	FY 13	FY 14	FY 15	FY 16	FY 17
Diluted earnings per share (EPS) as reported (GAAP)	$3.48	$3.62	$2.66	$4.52	$3.52	$5.04
Asset impairment charges, net of tax			$0.37	$0.28	$0.18	$0.30
CEO succession costs, net of tax			$0.51		$0.16
Acquisition-related expenses, net of tax				$0.08	$0.02
Venezuela re-measurement related charges, net of tax					$0.65
Patent litigation charge, net of tax					$0.62	$0.05
Sub total	$3.48	$3.62	$3.54	$4.88	$5.16	$5.39
Amortization of intangible assets, net of tax	$0.60	$0.69	$0.64	$0.79	$0.84	$0.87
Non-cash share-based compensation, net of tax	$0.09	$0.16	$0.32	$0.18	$0.25	$0.47
Adjusted diluted EPS (non-GAAP)	4.17	4.47	4.50	5.85	6.25	6.73

Weighted average shares of common stock used in computing basic and diluted EPS (GAAP)	31,705	31,936	32,386	29,035	28,749	27,891
Dilutive impact of CEO succession costs			-42
Weighted average shares of common stock used in computing adjusted basic and diluted EPS (non-GAAP)	31,705	31,936	32,344	29,035	28,749	27,891

Adjusted Diluted EPS may be considered a non-GAAP financial measure as set forth in SEC Regulation G, Rule 100.  The table above reports diluted earnings per share (EPS) without the impact of asset impairment charges, restructuring charges, gain or loss on acquisitions or dispositions and chief executive officer succession costs for the periods presented. The table reconciles Adjusted Diluted EPS to its corresponding GAAP-based measure, EPS, presented in our consolidated statements of income in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2017. We believe that Adjusted Diluted EPS provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations.  We believe that this non-GAAP financial measure, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of such charges on net income and earnings per share. We also believe that this non-GAAP measure facilitates a more direct comparison of the Company’s performance with its competitors. We further believe that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. The Company’s Adjusted Diluted EPS are not prepared in accordance with GAAP, are not an alternative to GAAP financial information and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

A-1

HELEN OF TROY LIMITED ONE HELEN OF TROY PLAZA EL PASO, TX 79912

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E31237-P95475	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

HELEN OF TROY LIMITED

The Board of Directors recommends you vote FOR the following:

1. Elect each of the following nominees to the Board of Directors:

	For	Against	Abstain

1a. Gary B. Abromovitz	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

1b. Krista Berry	☐	☐	☐
				2. Advisory vote to approve the Company’s executive compensation.		☐	☐	☐
1c. Thurman K. Case	☐	☐	☐

1d. Timothy F. Meeker	☐	☐	☐	The Board of Directors recommends you vote ONE YEAR on the following proposal:	One Year	Two Years	Three Years	Abstain

1e. Julien R. Mininberg	☐	☐	☐

1f. Beryl B. Raff	☐	☐	☐	3. Advisory vote on the frequency of conducting the advisory shareholder vote on executive compensation.	☐	☐	☐	☐

1g. William F. Susetka	☐	☐	☐

1h. Darren G. Woody	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:
For address changes and/or comments, please check this box and write them on the back where indicated.			☐			For	Against	Abstain

Please indicate if you plan to attend this meeting.	☐	☐

4.      To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm to serve for the 2018 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration.

	Yes	No				☐	☐	☐

Please date this proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

E31238-P95475

HELEN OF TROY LIMITED

Annual General Meeting of Shareholders

August 23, 2017 1:00 PM MDT

This proxy is solicited by the Board of Directors

The undersigned hereby authorizes each of Julien R. Mininberg and Vincent D. Carson as Proxy with power of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Helen of Troy Limited (the “Company”) to be held on Wednesday, August 23, 2017, at 1:00 p.m., Mountain Daylight Time, at the Hotel Indigo El Paso, 325 N. Kansas Street, El Paso, Texas 79901, and any adjournment thereof, and to vote all the common shares of the Company that the undersigned is entitled to vote on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES IN PROPOSAL 1, A VOTE FOR “ONE YEAR” ON PROPOSAL 3 AND A VOTE “FOR” PROPOSALS 2 AND 4. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 4 AND, WITH RESPECT TO PROPOSAL 3, FOR “ONE YEAR”.

THIS PROXY ALSO GRANTS AUTHORITY TO VOTE SUCH SHARES AS TO ANY OTHER MATTER, WHICH MAY BE BROUGHT BEFORE THE MEETING IN THE SOLE DISCRETION OF THE HOLDERS OF THIS PROXY.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side